SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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W. R. BERKLEY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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W. R. BERKLEY CORPORATION
475 Steamboat Road
Greenwich, Connecticut 06830

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 19, 2009
ANNUAL MEETING OF STOCKHOLDERS May 19, 2009
SOLICITATION AND REVOCATION OF PROXIES
OUTSTANDING STOCK AND VOTING RIGHTS
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
PRINCIPAL STOCKHOLDERS
TRANSACTIONS WITH MANAGEMENT AND OTHERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED IN 2008
PENSION BENEFITS
NON-QUALIFIED DEFERRED COMPENSATION FOR 2008
POTENTIAL TERMINATION OR CHANGE OF CONTROL PAYMENTS UNDER RSUS AND THE LTIP
2008 DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
APPROVAL OF THE W. R. BERKLEY CORPORATION 2009 LONG-TERM INCENTIVE PLAN
APPROVAL OF THE W. R. BERKLEY CORPORATION 2009 DIRECTORS STOCK PLAN
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
OTHER MATTERS TO COME BEFORE THE MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP AND OTHER PROPOSALS FOR 2010 ANNUAL MEETING
ANNEX A 2009 Long-Term Incentive Plan
ANNEX B W. R. BERKLEY CORPORATION 2009 DIRECTORS STOCK PLAN
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 19, 2009

To The Stockholders of
W. R. Berkley Corporation:

Notice Is Hereby Given that the Annual Meeting of Stockholders of W. R. Berkley Corporation (the “Company”) will be held at its executive offices at 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, May 19, 2009 at 1:00 p.m. for the following purposes:

(1)	To elect as directors to serve until their successors are duly elected and qualified the two nominees named in the accompanying proxy statement;

(2)	To approve the W. R. Berkley Corporation 2009 Long-Term Incentive Plan;

(3)	To approve the W. R. Berkley Corporation 2009 Directors Stock Plan;

(4)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009; and

(5)	To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

In accordance with the provisions of the Company’s By-Laws, the Board of Directors has fixed the close of business on April 3, 2009 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

Your attention is directed to the accompanying proxy statement.

You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

By Order of the Board of Directors,
IRA S. LEDERMAN
Senior Vice President,
General Counsel and Secretary

Dated: April 17, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2009.

The Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2008 are available free of charge on our website at http://ir.wrberkley.com/annuals.cfm.

W. R. BERKLEY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 19, 2009

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited on behalf of the Board of Directors of W. R. Berkley Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, May 19, 2009 at 1:00 p.m. and at any adjournment thereof.

The giving of a proxy does not preclude a stockholder from voting in person at the Annual Meeting. The proxy is revocable before its exercise by delivering either written notice of such revocation or a later dated proxy to the Secretary of the Company at its executive offices at any time prior to voting of the shares represented by the earlier proxy. In addition, stockholders attending the Annual Meeting may revoke their proxies by voting at the Annual Meeting.

The expense of preparing, printing and mailing this proxy statement will be paid by the Company. The Company has engaged Georgeson Inc. to assist in the solicitation of proxies from stockholders for a fee estimated at $7,000, plus expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson employees. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their direct costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

The Annual Report of the Company for the fiscal year ended December 31, 2008 is being mailed to all stockholders with this proxy statement and is available on our website at http://ir.wrberkley.com/annuals.cfm. The approximate mailing date is April 17, 2009.

A list of stockholders will be available for inspection during business hours for at least ten days prior to the Annual Meeting at the executive offices of the Company at 475 Steamboat Road, Greenwich, Connecticut.

The matters to be acted upon are described in this proxy statement. Proxies will be voted at the Annual Meeting, or at any adjournment thereof, at which a quorum is present, in accordance with the directions on the proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the common stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. A “broker non-vote” is when a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner with respect to that matter.

OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on April 3, 2009 are entitled to receive notice of and to vote at the Annual Meeting. The number of shares of voting stock of the Company outstanding and entitled to vote on that date was 159,968,092 shares of common stock. Each such share of common stock is entitled to one vote. At April 3, 2009, executive officers and directors of the Company owned or controlled approximately 19.6% of the outstanding common stock. Information as to persons beneficially owning 5% or more of the common stock may be found under the heading “Principal Stockholders” below.

Unless otherwise directed in the proxy, the persons named therein will vote “FOR” the election of the director nominees listed below, “FOR” the approval of the W. R. Berkley Corporation 2009 Long-Term Incentive Plan, “FOR” the approval of the W. R. Berkley Corporation 2009 Directors Stock Plan and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. If a returned proxy does not specify a vote for or against a proposal, it will be voted in favor thereof.

The election of directors, the approval of the W. R. Berkley Corporation 2009 Long-Term Incentive Plan, the approval of the W. R. Berkley Corporation 2009 Directors Stock Plan and the ratification of the appointment of KPMG LLP require the affirmative vote of a majority of the shares present at the meeting to constitute the action of the stockholders.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

ELECTION OF DIRECTORS

As permitted by Delaware law, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of three directors expires, and one of such directors, Philip J. Ablove, is retiring. The Board intends that the shares represented by proxy, unless otherwise indicated therein, will be voted for the election of William R. Berkley and George G. Daly as directors to hold office for a term of three years until the Annual Meeting of Stockholders in 2012 and until their respective successors are duly elected and qualified. There are no arrangements or understandings between the nominees for director and any other person pursuant to which the nominees were selected.

The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the two named nominees.

Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors unanimously recommends a vote “FOR” both of the nominees for director.

The following table sets forth information regarding each nominee and the remaining directors who will continue in office after the Annual Meeting.

Served as
Director
	Continuously	Business Experience During Past 5 Years
Nominees to Serve in Office Until 2012	Since/Age	and Other Information

William R. Berkley(1)(2)	1967 Age 63	Chairman of the Board and Chief Executive Officer of the Company since its formation in 1967. He also serves as President and Chief Operating Officer, positions which he has held since March 1, 2000 and has held at various times from 1967 to 1995. Mr. Berkley also serves as Chairman of the Board or director of a number of public and private companies. These include Associated Community Bancorp, Inc. and its Connecticut Community Bank, N.A. subsidiary; Interlaken Capital, Inc.; American Insurance Association; The First Marblehead Corporation; VaporStream, Incorporated; and W. R. Berkley Corporation Charitable Foundation. Mr. Berkley is the father of W. Robert Berkley, Jr.
George G. Daly(3)(4)	1998 Age 68	Dean, McDonough School of Business, Georgetown University. From 2002 to October 2005, Dr. Daly was Fingerhut Professor and Dean Emeritus, Stern School of Business, New York University, and previously was Dean, Stern School of Business, and Dean Richard R. West Professor of Business, New York University, for more than five years. In addition to his academic career, Dr. Daly served as Chief Economist at the U.S. Office of Energy Research and Development in 1974. He is also a director of The First Marblehead Corporation.

Served as
Director
	Continuously	Business Experience During Past 5 Years
Directors to Continue in Office Until 2010	Since/Age	and Other Information

W. Robert Berkley, Jr.(1)	2001 Age 36	Executive Vice President of the Company since August 2005 and Vice Chairman of Berkley International, LLC since May 2002. Mr. Berkley, Jr. served previously as Senior Vice President -- Specialty Operations of the Company from January 2003 to August 2005, Senior Vice President of the Company from January 2002 to January 2003, Vice President of the Company from May 2000 to January 2002, President of Berkley International, LLC from January 2001 to May 2002 and Executive Vice President of Berkley International, LLC from March 2000 to January 2001. He joined the Company in September 1997. From July 1995 to August 1997, Mr. Berkley, Jr. was employed in the Corporate Finance Department of Merrill Lynch Investment Company. Mr. Berkley, Jr. is also a director of Associated Community Bancorp, Inc. and its Connecticut Community Bank, N.A. subsidiary; Interlaken Capital, Inc.; LD Realty Advisors LLC; NCCI Holdings, Inc.; VaporStream, Incorporated; and W. R. Berkley Corporation Charitable Foundation. Mr. Berkley, Jr. is the son of William R. Berkley.
Ronald E. Blaylock(3)(4)(5)	2001 Age 49	Founder and Managing Partner of GenNx360 Capital Partners, a private equity buy out firm, since 2006. Mr. Blaylock was the Founder, Chairman and Chief Executive Officer of Blaylock & Company, Inc., an investment banking firm, and held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Company, Inc. in 1993. Mr. Blaylock is also a director of CarMax, Inc. and Radio One, Inc.

Served as
Director
	Continuously	Business Experience During Past 5 Years
Directors to Continue in Office Until 2010	Since/Age	and Other Information

Mark E. Brockbank(3)(6)	2001 Age 57	Mr. Brockbank retired from active employment in November 2000. He served from 1995 to 2000 as Chief Executive of XL Brockbank Ltd., an underwriting management agency at Lloyd’s of London. Mr. Brockbank was a founder of the predecessor firm of XL Brockbank Ltd. and was a director of XL Brockbank Ltd. from 1983 to 2000.
Mary C. Farrell(3)(6)	2006 Age 59	Consultant to the financial services industry since 2005. Retired in July 2005 from UBS, where she served as a Managing Director, Chief Investment Strategist for UBS Wealth Management USA and Co-Head of UBS Wealth Management Investment Strategy & Research Group.

Served as
Director
	Continuously	Business Experience During Past 5 Years
Directors to Continue in Office Until 2011	Since/Age	and Other Information

Rodney A. Hawes, Jr.(3)(6)	2004 Age 71	Mr. Hawes is the founder of Insurance Investment Associates, which has provided investment banking services to the insurance industry since 1972. Mr. Hawes was the Chairman of the Board and Chief Executive Officer of Life Re Corporation from 1988 to 1998.
Jack H. Nusbaum(1)(2)(3)(5)	1967 Age 68	Chairman of the New York law firm of Willkie Farr & Gallagher LLP, where he has been a partner for more than the last five years. Willkie Farr & Gallagher LLP is outside counsel to the Company.

Served as
Director
	Continuously	Business Experience During Past 5 Years
Directors to Continue in Office Until 2011	Since/Age	and Other Information

Mark L. Shapiro(1)(3)(4)(5)	1974 Age 65	Since September 1998, Mr. Shapiro has been a private investor. From July 1997 through August 1998, Mr. Shapiro was a Senior Consultant to the Export-Import Bank of the United States. Prior thereto, he was a Managing Director in the investment banking firm of Schroder & Co. Inc. He is also a director of Boardwalk Pipeline Partners, LP.

(1)	Member of Executive Committee

(2)	Member of Pricing Committee

(3)	Member of Nominating and Corporate Governance Committee

(4)	Member of Audit Committee

(5)	Member of Business Ethics Committee

(6)	Member of Compensation Committee

EXECUTIVE OFFICERS

The following provides the name, principal occupation and other pertinent information concerning the executive officers of the Company who do not also serve as a director. The executive officers are elected by the Board of Directors annually and serve at the pleasure of the Board. There are no arrangements or understandings between the executive officers and any other person pursuant to which the executive officers were selected. The information is provided as of April 17, 2009.

Name	Age	Position

Eugene G. Ballard	56	Senior Vice President — Chief Financial Officer and Treasurer
Robert P. Cole	59	Senior Vice President — Regional Operations
Kevin H. Ebers	51	Senior Vice President — Information Technology
Robert W. Gosselink	55	Senior Vice President — Insurance Risk Management
Paul J. Hancock	47	Senior Vice President — Chief Corporate Actuary
Robert C. Hewitt	48	Senior Vice President — Excess and Surplus Lines
Peter L. Kamford	54	Senior Vice President — Admitted Specialty Lines
Ira S. Lederman	55	Senior Vice President — General Counsel and Secretary
C. Fred Madsen	55	Senior Vice President — Reinsurance Operations
James G. Shiel	49	Senior Vice President — Investments
Robert D. Stone	44	Senior Vice President — Alternative Markets Operations
Steven W. Taylor	49	Senior Vice President — International
Clement P. Patafio	44	Vice President — Corporate Controller

Eugene G. Ballard has been Senior Vice President — Chief Financial Officer and Treasurer of the Company since June 1, 1999. He has more than 20 years of experience in the insurance industry.

Robert P. Cole has been Senior Vice President — Regional Operations of the Company since January 1999. Prior thereto, he was Senior Vice President from January 1998 and Vice President from October 1996. He has been in the insurance and reinsurance business for more than 30 years.

Kevin H. Ebers has been Senior Vice President — Information Technology of the Company since February 2008. Prior thereto, he was Vice President — Financial Risk Management since 2005. He joined the Company in 1979.

Robert W. Gosselink has been Senior Vice President — Insurance Risk Management of the Company since October 2003 and has over 30 years of experience in the reinsurance and insurance industries.

Paul J. Hancock has been Senior Vice President — Chief Corporate Actuary of the Company since January 2002. He joined the Company in 1993 and previously served as a Vice President in the actuarial department.

Robert C. Hewitt has been Senior Vice President — Excess and Surplus Lines of the Company since January 2006. Prior thereto, Mr. Hewitt was Senior Vice President — Alternative Markets Operations from January 2004, and Senior Vice President — Risk Management from January 2002. Mr. Hewitt has over 25 years of experience in the reinsurance and insurance industries.

Peter L. Kamford has been Senior Vice President — Admitted Specialty Lines of the Company since January 2006. He has over 25 years of experience in property casualty insurance and reinsurance with Guy Carpenter & Company, where he was a Managing Director.

Ira S. Lederman has been Senior Vice President since January 1997 and General Counsel and Corporate Secretary of the Company since November 2001. Additionally, he has been General Counsel of Berkley International, LLC since January 1998. He joined the Company in 1983.

C. Fred Madsen has been Senior Vice President — Reinsurance Operations of the Company since July 2006. Before he joined the Company, Mr. Madsen was Executive Vice President of Benfield, concentrating on the specialty insurance marketplace, and he has more than 30 years of experience in the property and casualty insurance industry.

James G. Shiel has been Senior Vice President — Investments of the Company since January 1997. Prior thereto, he was Vice President — Investments of the Company from January 1992. Since February 1994, Mr. Shiel has been President of Berkley Dean & Company, Inc., a subsidiary of the Company, which he joined in 1987.

Robert D. Stone has been Senior Vice President — Alternative Markets Operations of the Company since January 2006. Previously, he was the Managing Director of Berkley Capital, LLC from its formation in 2002. Mr. Stone has over 20 years of experience in the financial services industry.

Steven W. Taylor has been Senior Vice President — International of the Company since December 2007. Previously, he was Business Development Officer at Gallagher Re in the United Kingdom from 2004 and served at Benfield for more than 20 years.

Clement P. Patafio has been Vice President — Corporate Controller of the Company since January 1997. Prior thereto, he was Assistant Vice President — Corporate Controller from July 1994 and Assistant Controller from May 1993.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors is committed to sound and effective corporate governance practices. Accordingly, our Board has adopted written Corporate Governance Guidelines, which address, among other things, (1) director qualification (including independence) standards, (2) director responsibilities, (3) director access to management and, as necessary and appropriate, independent advisors, (4) director compensation, (5) director orientation and continuing education, (6) management succession, and (7) annual performance evaluation of the Board.

The Board has standing committees including: the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees has a written charter. Our Corporate Governance Guidelines and the charters for each of these standing committees are available on our website at www.wrberkley.com.

The Board is currently composed of ten directors, all of whom, other than Messrs. William R. Berkley and W. Robert Berkley, Jr., have been determined by the Board to be independent in accordance with applicable New York Stock Exchange (“NYSE”) corporate governance rules and not to have a material relationship with the Company which would impair their independence from management or otherwise compromise their ability to act as an independent director.

In making its determination with respect to Mr. Nusbaum, the Board broadly considered the relevant facts and circumstances of Mr. Nusbaum’s business and personal relationships with William R. Berkley, including (1) that Mr. Nusbaum is the Chairman of Willkie Farr & Gallagher LLP (“Willkie”), which serves as legal counsel to the Company, and (2) Mr. Nusbaum’s long service on the Board of Directors of the Company, his previous service on the board of directors of other companies affiliated with Mr. Berkley, and his personal relationship with Mr. Berkley over such time.

The Board previously unanimously determined that Mr. Nusbaum be classified as an independent director, based on (1) the relative insignificance of the Company’s annual legal fees paid to Willkie as a percentage of Willkie’s total annual revenue (including that such fees fall below the NYSE’s materiality threshold); (2) Mr. Nusbaum’s reputation and professional background evidencing his independent nature, and particularly Mr. Nusbaum’s history of acting independently of Berkley management; and (3) Mr. Nusbaum’s personal financial substance and lack of economic dependence on Mr. Berkley and the Company. The Board also noted that Mr. Nusbaum did not have any transaction or other relationship that violated the specific independence tests described in Section 303A.02(b) of the NYSE rules.

The Board held five meetings during 2008. No director attended fewer than 75% of the total number of meetings of the Board and all committees on which he or she served. The Company encourages its directors to attend its Annual Meeting of Stockholders, and, last year, all of the directors were in attendance at the Annual Meeting.

Board Committees

Audit Committee.  The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) compliance by the Company with legal and regulatory requirements. The Audit Committee has also adopted procedures to receive, retain and treat any good faith complaints received regarding accounting, internal accounting controls or auditing matters and provide for the anonymous, confidential submission of concerns regarding these matters.

The Audit Committee was composed of Messrs. Shapiro, Blaylock and Daly during 2008. Each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission (“SEC”) and the NYSE. Mr. Shapiro is the current Chair of the committee. The Board has identified Mr. Shapiro as a current member of the Audit Committee who meets the definition of an “audit committee financial expert” established by the SEC. During 2008, the Audit Committee held nine meetings.

The Audit Committee has determined to engage KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009 and is recommending that our stockholders ratify this appointment at our Annual Meeting. The report of our Audit Committee is found on page 46 of this proxy statement.

Compensation Committee.  The Compensation Committee has overall responsibility for discharging the Board’s responsibilities relating to the compensation of the Company’s senior executive officers and directors.

During 2008, the Compensation Committee was composed of Ms. Farrell and Messrs. Ablove, Brockbank, and Hawes, Jr. Each member of the Compensation Committee is independent under the rules of the NYSE. Mr. Ablove is the current Chair of the Committee. During 2008, the Compensation Committee held six meetings. The report of our Compensation Committee on executive compensation is found on page 27 of this proxy statement.

The Compensation Committee has retained the services of an external compensation consultant, Hewitt Associates. The mandate of the consultant is to serve the Company and work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by Hewitt Associates on the Compensation Committee’s behalf is described below:

•	Competitive market pay analyses, including proxy data studies, Board of Director pay studies, and market trends;

•	Ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting compensation and benefit programs;

•	Assistance with the redesign of any compensation or benefit programs, if desired/needed; and

•	Preparation for and attendance at selected Compensation Committee meetings.

The Compensation Committee did not direct Hewitt Associates to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant and the Compensation Committee evaluates the consultant periodically. The Company does not engage Hewitt Associates for other services.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee was formed to assist the Board in (1) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), (2) recommending that the Board select the director nominees for the next annual meeting of stockholders or for other vacancies on the Board, (3) overseeing the evaluation of the Board and management, (4) reviewing the corporate governance guidelines and the corporate code of ethics, and (5) generally advising the Board on corporate governance and related matters. Our Corporate Governance Guidelines address director qualification standards.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders. Nominations for consideration by the Nominating and Corporate Governance Committee, together with a description of his or her qualifications and other relevant information, should be sent to the attention of the General Counsel, c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. Stockholders may also follow the nomination procedures described under “Stockholder Nominations for Board Membership and Other Proposals for 2010 Annual Meeting” below.

The Company’s Corporate Governance Guidelines set forth certain qualifications and specific qualities that candidates should possess. In accordance with the Guidelines, the Committee, in assessing potential candidates, considers their independence, business, strategic and financial skills and other experience in the context of the needs of the Board of Directors as a whole, as well as a director’s service on the boards of other public companies. The Guidelines further state that directors should demonstrate the following qualities: each director should (1) bring to the Company a range of experience, knowledge and judgment; (2) have relevant business or other appropriate experience; (3) maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the Board and its committees; and (4) demonstrate competence in one or more of the following areas: accounting or finance, business or management experience, insurance or investment industry knowledge, crisis management, or leadership and strategic planning. In identifying and recommending director nominees, the Committee members may take into account such factors as they determine appropriate, including any recommendations made by the Company’s Chief Executive Officer. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Committee will also assess the contributions of the Company’s incumbent directors in connection with their potential re-nomination.

The Nominating and Corporate Governance Committee is currently composed of Messrs. Ablove, Blaylock, Brockbank, Daly, Hawes, Jr., Nusbaum and Shapiro, and Ms. Farrell, all of whom are considered independent under the rules of the NYSE. The Nominating and Corporate Governance Committee held two meetings during 2008.

Other Committees.  During 2008, the Board had three other standing committees in addition to the committees set forth above: the Executive Committee, the Pricing Committee and the Business Ethics Committee.

The Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. During 2008, the Executive Committee was composed of Messrs. Berkley, Berkley, Jr., Nusbaum and Shapiro. During 2008, the Executive Committee held no meetings.

The Pricing Committee, which during 2008 was composed of Messrs. William R. Berkley and Nusbaum, acts in the event of certain offerings of the Company’s securities with respect to such matters as determining the price and terms at which such securities shall be sold to underwriters and the public. During 2008, the Pricing Committee held no meetings.

The Business Ethics Committee, which during 2008 was composed of Messrs. Blaylock, Nusbaum and Shapiro, administers the Company-wide business ethics program. The Business Ethics Committee reviews certain disclosures made by Company employees and directors under the Company’s Statement of Business Ethics and Statement of Business Ethics for the Board of

Directors, determines if any issue presented raises an ethics concern and takes any appropriate action. During 2008, the Business Ethics Committee held one meeting.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008, Ms. Farrell and Messrs. Ablove, Brockbank, and Hawes, Jr. served on the Compensation Committee. No member of the Compensation Committee was, during fiscal year 2008, an officer or employee of the Company or (except for Mr. Ablove) was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during fiscal year 2008.

Code of Ethics

We have had a Statement of Business Ethics in place for many years. This statement applies to all of our officers and employees. It is a statement of our high standards for ethical behavior and legal compliance, and governs the manner in which we conduct our business. This Statement of Business Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, anti-competitive practices, intellectual property and the protection of confidential information, as well as adherence to the laws and regulations applicable to the conduct of our business. We have also adopted a Statement of Business Ethics for the Board of Directors.

We have adopted a Code of Ethics for Senior Financial Officers. This Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and Controller, addresses the ethical handling of conflicts of interest, the accuracy and timeliness of SEC disclosure and other public communications and compliance with law.

Copies of our Statement of Business Ethics, Statement of Business Ethics for the Board of Directors and Code of Ethics for Senior Financial Officers can be found on our website at www.wrberkley.com. We intend to disclose amendments to these procedures, and waivers of these policies for executive officers and directors, on our website.

Communications with Non-Management Directors; Executive Sessions

A stockholder who has an interest in communicating with management or non-management members of the Board of Directors may do so by directing the communication to the General Counsel. Information about the Company, including with respect to its corporate governance policies and copies of its SEC filings, is available on our website at www.wrberkley.com. Our filings with the SEC are also available on the SEC’s website at www.sec.gov. Persons who desire to communicate with the non-management directors should send their correspondence addressed to the attention of the General Counsel, c/o W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830. The General Counsel will provide a summary of all appropriate communications to the addressed non-management directors and will provide a complete copy of such communications upon the request of the addressed director.

In accordance with applicable NYSE rules, the independent directors meet regularly in executive session. The presiding director at these executive sessions rotates among the Chairman of the

Audit Committee, the Chairman of the Compensation Committee and the non-management member of the Executive Committee who does not already chair another committee.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 3, 2009 (except as otherwise noted below) those persons known by the Company to be the beneficial owners of more than 5% of the Company’s common stock:

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership		of Class

William R. Berkley	27,549,471	(1)	17.2%
475 Steamboat Road Greenwich, CT 06830
FMR LLC	13,331,457	(2)	8.3	%(4)
82 Devonshire Street Boston, MA 02109
Barclays Global Investors, NA	9,425,281	(3)	5.8	%(4)
45 Fremont Street San Francisco, CA 94105

(1)	Includes 5,928,701 shares of common stock held by Mr. Berkley, 10,635,016 shares of common stock and 5,981,608 shares of common stock held in separate limited liability companies of which Mr. Berkley is the sole member, 1,000,000 shares of common stock held by a trust of which Mr. Berkley is the sole trustee, 2,670,468 shares of common stock which are subject to currently exercisable stock options, 1,273,125 shares of common stock underlying restricted stock units (455,625 of which vested on April 4, 2008 (the receipt of which have been deferred), 202,500 of which vest on May 11, 2009, 315,000 of which vest on December 5, 2010, and 300,000 which vest on December 17, 2012), and 60,553 shares held by Mr. Berkley’s wife, as to which shares he disclaims beneficial ownership. Of the 27,549,471 shares, 17,637,558 shares are pledged as security.

(2)	Information as of December 31, 2008 based on a Schedule 13G, dated February 13, 2009, filed with the Securities and Exchange Commission on behalf of FMR LLC (“FMR”), Edward C. Johnson 3d and Fidelity Management & Research Company, a wholly-owned subsidiary of FMR. Certain of the shares listed above are beneficially owned by FMR subsidiaries and related entities. The Schedule 13G discloses that FMR had sole voting power as to 1,531,527 shares and sole dispositive power as to all 13,331,457 shares.

(3)	Information as of December 31, 2008 based on a Schedule 13G, dated February 6, 2009, filed with the Securities and Exchange Commission on behalf of Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. In the Schedule 13G, the reporting entities do not affirm the existence of a group. The Schedule 13G discloses that the reporting entities, taken as a whole, had sole voting power over 7,544,376 shares and sole dispositive power as to all 9,425,281 shares.

(4)	The percent of class shown was based on the shares of common stock reported on the Schedule 13G and the total number of shares outstanding as of December 31, 2008. Assuming the number of shares beneficially owned by this holder did not change, the percent of class based on the shares of common stock outstanding as of April 3, 2009 is 8.3% and 5.9%, respectively.

The following table sets forth information as of April 3, 2009 regarding ownership by all directors and executive officers of the Company, as a group, and each director and each executive officer named in the Summary Compensation Table, individually, of the Company’s common stock. Except as described in the footnotes below, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership		of Class

All directors and executive officers as a group (23 persons)	31,330,071	(1)(2)(3)(4)	19.6%
Philip J. Ablove	11,739		*
Eugene G. Ballard	255,814	(2)	*
William R. Berkley	27,549,471	(1)(2)	17.2%
W. Robert Berkley, Jr.	1,066,073	(2)	*
Ronald E. Blaylock	10,785		*
Mark E. Brockbank	606,606	(5)	*
George G. Daly	18,825		*
Mary C. Farrell	5,000		*
Rodney A. Hawes, Jr.	12,500		*
Ira S. Lederman	314,401	(2)(3)	*
Jack H. Nusbaum	66,827		*
Mark L. Shapiro	25,833	(6)	*
James G. Shiel	286,209	(2)	*

*	Less than 1%.

(1)	Includes 10,635,016 shares of common stock and 5,981,608 shares of common stock held in separate limited liability companies of which Mr. Berkley is the sole member, 1,000,000 shares of common stock held by a trust of which Mr. Berkley is the sole trustee and 60,553 shares held by Mr. Berkley’s wife, as to which shares he disclaims beneficial ownership.

(2)	The amounts shown for Messrs. Ballard, Berkley, Berkley, Jr., Lederman and Shiel include shares of common stock which are subject to stock options that are either currently exercisable or exercisable within sixty days of April 3, 2009 in the following share amounts: Ballard — 107,582; Berkley — 2,670,468; Berkley, Jr. — 708,754; Lederman — 72,776; and Shiel — 97,460. This also includes shares of common stock underlying restricted stock units (RSUs) for the identified individuals in the following amounts: Ballard — 103,750 (33,750 of which vested on April 4, 2008 (the receipt of which have been deferred), 22,500 of which vest on May 11, 2009, 22,500 of which vest on December 5, 2010, and 25,000 of which vest on December 17, 2012); Berkley — 1,273,125 (455,625 of which vested on April 4, 2008 (the receipt of which have been deferred), 202,500 of which vest on May 11, 2009, 315,000 of which vest on December 5, 2010, and 300,000 of which vest on December 17, 2012); Berkley, Jr. — 296,250 (33,750 of which vested on April 4, 2008 (the receipt of which have been deferred), 22,500 of which vest on May 11, 2009, 90,000 of which vest on December 5, 2010, and 150,000 of which vest on December 17, 2012); Lederman — 103,750 (33,750 of which vested on April 4, 2008 (the receipt of which have been deferred), 22,500 of which vest on May 11, 2009, 22,500 of which vest on December 5, 2010 and 25,000 of which vest on December 17, 2012); and Shiel — 90,813 (25,313 of which vested on April 4, 2008 (the receipt of which have been deferred), 18,000 of which vest on May 11, 2009, 22,500 of which vest on December 5, 2010, and 25,000 of which vest on December 17, 2012).

(3)	The amount shown for Mr. Lederman includes 6,102 shares of common stock held in accounts for his children, as to which Mr. Lederman is a custodian.

(4)	The amounts shown for all directors and executive officers as a group include an aggregate of 4,127,866 shares of common stock which are subject to stock options that are either currently exercisable or are exercisable within sixty days of April 3, 2009 and are held by executive officers of the Company, 1,647,250 shares of common stock underlying RSUs, which are subject to forfeiture until vested, and

21,698 shares of common stock which are held by executive officers under the Company’s Profit Sharing Plan.

(5)	Includes 603,106 shares held in a corporation wholly owned by Mr. Brockbank.

(6)	Includes 22,333 shares held in a trust.

The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Under applicable Insurance Holding Company Acts in various states, a potential owner cannot exercise voting control over an amount in excess of 10% of the Company’s outstanding voting securities without obtaining prior regulatory approval.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

As described above, the Company has adopted both a Statement of Business Ethics that applies to all officers and employees and a Statement of Business Ethics for the Board of Directors, each of which is administered by the Business Ethics Committee. The Statements address, among other things, transactions in which the Company is or will be a party and in which any employee or director (or members of his or her immediate family, as such term is defined by the NYSE rules) has a direct or indirect interest. The Statements require full and timely disclosure of any such transaction to the Company. Company management initially determines whether a disclosed transaction by an employee requires review by the Committee. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve such a transaction and approves only those transactions that are not contrary to the best interests of the Company. If the Company becomes aware of an existing transaction which has not been approved, the matter will be referred to the Committee. The Committee will evaluate all available options, including ratification, revision or termination of such transaction.

During 2008, the Company continued to engage the services of Associated Community Brokers, Inc., an insurance agency owned by Associated Community Bancorp, Inc. William R. Berkley, the Company’s Chairman of the Board and Chief Executive Officer, serves as Chairman of the Board of Directors and is the majority stockholder of Associated Community Bancorp, Inc., and W. Robert Berkley, Jr., the Company’s Executive Vice President, is a minority shareholder and a director of Associated Community Bancorp, Inc. During 2008, Associated Community Brokers, Inc. received commissions (both directly and indirectly) from the relevant insurance carriers in the amount of $682,897 in connection with insurance brokerage services provided to the Company and certain of its subsidiaries. In addition, Associated Community Brokers, Inc. may place business on behalf of unrelated third parties with insurance company subsidiaries of the Company.

Also during 2008, certain of the Company’s employees performed services for Interlaken Capital, Inc., a company substantially owned and controlled by William R. Berkley, the Company’s Chairman of the Board and Chief Executive Officer. Interlaken separately compensates those Company employees for such services.

The transactions requiring approval have been previously approved in accordance with the procedures described above.

Jack H. Nusbaum, a director of the Company, is Chairman of Willkie Farr & Gallagher LLP, outside counsel to the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation policies, objectives and decisions regarding the Company’s Named Executive Officers (or “NEOs”) and to put into perspective for investors the numbers and narratives that follow. The following topics are covered:

•	Objectives of the executive compensation program;

•	Design of the executive compensation program, including the role and rationale for each element;

•	Use of market and peer group data;

•	Executive compensation decisions during the last fiscal year; and

•	Severance and change-of-control benefits.

The CD&A and the tables that follow cover the compensation paid to the following five NEOs:

The principal executive officer: William R. Berkley, Chairman of the Board and Chief Executive Officer (or “CEO”);

The principal financial officer: Eugene G. Ballard, Senior Vice President — Chief Financial Officer and Treasurer; and

The three other highest-paid executive officers:

W. Robert Berkley, Jr., Executive Vice President (or “EVP”);

Ira S. Lederman, Senior Vice President — General Counsel and Secretary; and

James G. Shiel, Senior Vice President — Investments.

Objectives of the Executive Compensation Program

Our executive compensation program is designed to:

Attract qualified executive talent;

Motivate executives to focus on and work toward corporate goals and thereby foster enhanced short-term and long-term financial performance and greater stockholder value;

Provide an opportunity for executives to develop a significant ownership stake in the Company and thus align their interests with those of the Company’s stockholders;

Encourage executive retention; and

Reward executives who contribute to the Company’s short-term and long-term success through demonstrated and sustained performance.

Design of the Executive Compensation Program

The Company’s executive compensation program for the NEOs includes the following compensation elements.

Role of the Element and
Why W. R. Berkley Corporation
Pay Element	Uses the Element

Annual Cash Compensation Base Salary	• Required by market practice • Provides a fixed base level of compensation for NEO services rendered during the year
Annual Incentive Bonus	• Representative of market practice
•   Provides focus on annual and long-term performance goals that are linked to Company success and stockholder value
• Motivates and rewards NEOs to achieve return on capital objectives and individual objectives

Long-Term Incentive Compensation
Deferred Restricted Stock Units	• Increases stock ownership among NEOs since deferred restricted stock units (“RSUs”) track the value of and pay out in shares of Company stock
• Aligns NEOs’ financial interests with those of Company stockholders during the NEOs’ employment since settlement of RSUs is deferred until separation from service
• Retains NEOs through use of overlapping 5-year vesting periods
• Provides focus on stock price and dividend yield

Long-Term Incentive Plan	• Balances NEO external focus with internal focus on growth in book value
• Through Company-wide goal, encourages teamwork and decision-making in the long-term best interests of the Company
• Encourages retention of NEOs through use of overlapping 5-year performance periods
• Allows NEOs to realize a portion of long-term compensation at established intervals during employment through potential Long-Term Incentive Plan (“LTIP”) cash payments

Benefits and Perquisites
Benefit Replacement Plan	• Makes up for Internal Revenue Code (“IRC”) limits on Company contributions to the qualified Profit Sharing Plan
• Treats all employees equally
• Provides a competitive compensation element designed to attract and retain NEOs

Deferred Compensation	• Allows NEOs to defer receipt of all or part of their base salary and annual incentive bonus
• Provides a strong retention feature through above-market return potential
• Provides additional cash flow to the Company in a cost effective manner
• Provides an attractive tax planning tool designed to attract and retain NEOs

Supplemental Benefits	• Provides supplemental coverage for officers, including the NEOs, in the areas of life insurance, travel accident, and long-term disability
• Provides a competitive compensation element designed to attract and retain NEOs

Personal Use of Company Aircraft (CEO	• Enhances security and personal safety of the CEO and EVP
and EVP only)	• Enhances productivity of the CEO and EVP

Supplemental Benefits Agreement (CEO only)	• Rewards the founding CEO for long-term service to the Company (37 years, at time of entering into the agreement)
• Provides competitive retirement income relative to final average pay for the CEO
• Provides continued health insurance benefits and certain perquisites to the CEO after employment ends
• Provides consideration in exchange for a noncompete agreement with the CEO

Other
Director Fees (CEO & EVP only)	• Compensates NEOs who are also members of the Board for responsibilities and liabilities that are separate and distinct from position as officer

Additional Design Information

Annual Incentive Bonus.

2007 Annual Incentive Compensation Plan. In 2006, the Company adopted, and its stockholders approved, the 2007 Annual Incentive Compensation Plan. The 2007 Annual Incentive Compensation Plan is a cash-based annual bonus plan that does not provide for the payment of equity compensation. During the fiscal year ended December 31, 2008, the Compensation Committee granted new awards under this plan to the CEO and EVP. These awards were each subject to a maximum bonus value. The awards were designed to ensure that bonus amounts are tax deductible under IRC Section 162(m). For 2008, the CEO was eligible for a maximum bonus equal to 4% of pre-tax net income. The EVP was eligible for a maximum bonus equal to 1% of pre-tax net income.

Subject to the maximum bonus value, actual bonus amounts were determined by the Committee after evaluating individual accomplishments and certain Company results. Return on equity was the primary factor evaluated for 2008. The Committee also considered earnings per share, combined ratio (combined ratio is a measure of overall underwriting profitability where a combined ratio of less than 100 indicates an underwriting profit), investment income and consistency of management in determining the annual bonus amounts. For the EVP, the Committee took into account an initial recommendation from the CEO. Subject to the maximum bonus value, the determination of the actual bonus amounts for the CEO and EVP is based on a reasoned subjective determination by the Committee rather than a formulaic analysis.

Annual Bonus Program. The annual incentive bonus for each NEO other than the CEO and the EVP is a discretionary bonus based primarily on financial goals for the Company. Actual bonus amounts for the other NEOs (Messrs. Ballard, Lederman, and Shiel) are determined by the CEO based on a subjective evaluation of each individual’s accomplishments and contributions to the Company’s results. For Mr. Shiel, consideration is also given to the performance of the Company’s investment portfolio. These bonus amounts are reviewed and confirmed by the Committee.

The annual incentive bonus is designed to support the Company’s objectives by providing a financially attractive compensation program designed to attract and retain executive talent, while focusing NEOs on short-term Company goals designed to contribute to overall Company success and add to shareholder value.

Long-Term Incentives.  The Company’s long-term incentive program consists of a combination of equity compensation through awards of RSUs pursuant to the Company’s 2003 Stock Incentive Plan and cash compensation through awards of performance units under the LTIP.

LTIP Awards. In 2004, the Company adopted, and its stockholders approved, the LTIP. The LTIP is a cash-based plan that does not provide for the payment of equity compensation. LTIP awards are denominated in performance units that grow in value based on one or more performance measures selected by the Committee and are payable, to the extent earned, in cash. The performance measure for the current LTIP awards is the sum of the year-to-year increase in book value of Company stock during a five-year performance period. The performance units pay out in cash at the end of the performance period. New LTIP units are granted periodically, generally twice within a five-year period. Awards under the LTIP are designed to meet the requirements for performance-based compensation under Section 162(m) of the IRC.

On March 7, 2008, new awards under the LTIP were granted to each NEO. These awards are described below in this CD&A and in the 2008 Grants of Plan Based Awards table.

Restricted Stock Units. RSUs awarded to the NEOs generally have a five-year vesting period, during which they are subject to a substantial risk of forfeiture. After vesting, payment of the RSUs is deferred (on a mandatory basis) until 90 days following the NEO’s separation from service with the Company (subject to a six-month delay to comply with Section 409A of the IRC). Grants of RSUs are made periodically, generally twice within a five-year period.

On June 17, 2008, new RSUs were granted to each NEO.  These awards are described below in this CD&A and in the 2008 Grants of Plan Based Awards table.

The long-term incentive program supports the Company’s objectives by encouraging the NEOs to continue their employment with us through multiple overlapping 5-year vesting cycles for RSUs and LTIP awards. The LTIP and RSU awards encourage the NEOs to achieve and sustain longer-term Company performance goals. The RSUs also align the NEOs’ financial interests with those of the Company’s stockholders and reward the NEOs in line with stockholders as the value of the Company’s stock increases.

Deferred Compensation.  The Company maintains the Deferred Compensation Plan for Officers, which NEOs are eligible to participate in on a voluntary basis. Under the plan, participants may elect to defer all or a portion of their base salary, bonus compensation, and excess profit sharing contribution for any year. Amounts deferred will accrue a reasonable rate of interest, as determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the officer’s separation from service. At the officer’s election made at the time of deferral, the Company will pay the deferred amounts either in a lump sum or in no more than five annual installments beginning generally within 60 days of a date which is prior to or on the date of the officer’s separation from service (subject to a six-month delay to comply with Section 409A of the IRC). The amounts deferred are not secured or funded by the Company in any manner. For 2008, the Compensation Committee agreed to accrue interest on the deferred amounts at the prime rate of interest reported by JPMorgan Chase. The Non-Qualified Deferred Compensation table for 2008 and the associated narrative and footnotes provide information on the amounts deferred by the NEOs under the Plan in 2008, interest earned on deferred amounts in 2008, and the year-end balances.

The Deferred Compensation Plan offers a valuable tax planning mechanism to the NEOs and thereby supports the Company’s objectives by providing a compensation program designed to attract talented executives and retain our current NEOs. In addition, deferrals under the plan allow for delayed compensation payments and thereby increased cash flow for the Company.

Benefit Replacement.  The Company maintains a Benefit Replacement Plan to make up for IRC pay limits under the Company’s Profit Sharing Plan. Under the Benefit Replacement Plan, participants receive a payment of the amount they would have otherwise received absent the limitations imposed by the IRC on the Profit Sharing Plan. This amount is paid in a lump sum unless deferred by the employee under the Deferred Compensation Plan for Officers. Additional information on the amounts paid under this plan can be found in the Summary Compensation Table — All Other Compensation and the associated footnotes.

The Benefit Replacement Plan ensures that the full value of the intended benefits under the Company’s Profit Sharing Plan is provided to the NEOs and as such supports the Company’s objectives by providing a compensation program designed to attract talented executives and retain current NEOs.

Supplemental Benefits Agreement with the CEO.  On August 19, 2004, the Company entered into a Supplemental Benefits Agreement with Mr. William Berkley. The agreement was put into place to recognize the significant contribution that the CEO has made to the Company’s past and ongoing success. The agreement was amended in December 2007 to comply with the requirements of Section 409A of the IRC and further amended in December 2008. The agreement provides the CEO, or spouse, as described below, with the following benefits:

An annual retirement benefit equal to the greater of $1,000,000 or 50% of Mr. William Berkley’s highest average three-year compensation over the prior ten fiscal years, but not exceeding 150% of his average five-year compensation over the prior five fiscal years;

Continued health insurance coverage (including coverage for his spouse) for the remainder of his or her life, as applicable;

Continued use of the Company plane and a car and driver for a period beginning with termination (as defined in the agreement) and ending with the latest to occur of two years following such termination, the date he ceases to be Chairman of the Board, or the date he ceases to provide consulting services to the Company;

Office accommodations and secretarial support; and

Payment of any excise taxes imposed on the CEO under Section 4999 of the IRC should any of these benefits trigger such excise taxes.

Mr. William Berkley is entitled to the commencement of retirement benefits on the earliest to occur of January 2, 2014, his death, and a change of control of the Company. If Mr. Berkley’s employment terminates prior to the benefit commencement date, a make-up account will be credited monthly with an amount equal to one twelfth of the annual retirement benefit plus interest. This make-up account was added to ensure Mr. Berkley’s benefit is kept whole for changes required under Section 409A of the IRC. The balance in the make-up account and the commencement of regular payments of the annual retirement benefit will begin on the benefit commencement date. Mr. Berkley is entitled to the other benefits as triggered or when he voluntarily leaves the Company.

The Committee approved this arrangement in consideration of the CEO’s substantial years of service with the Company. In exchange for the benefits outlined above, the agreement prohibits Mr. Berkley from competing against the Company for two years following his resignation of employment other than for “good reason,” during which time Mr. Berkley has agreed to be available to provide consulting services to the Company. The decision to provide these benefits was made without regard to other compensation elements. Likewise, providing these benefits did not influence compensation levels in other areas. The Supplemental Benefits Agreement supports the Company’s objectives by rewarding the CEO for his long service and prior contributions to the Company’s long-term success and stockholder value. The agreement also protects the Company from potential competitive activities following the CEO’s retirement. Additional detail on this agreement is provided in the Summary Compensation Table (for the annual accrual value of the retirement benefit), the Pension Benefits table, and the Description of Potential Post-Employment Payments section.

Use of Market and Peer Group Data

The Committee reviews and analyzes market data on total direct executive compensation annually. Total direct compensation (defined as salary, annual bonus, and long-term incentive awards) for the NEOs is compared to that paid to individuals holding comparable positions at peer companies.

In 2008, the Committee reviewed data from two peer groups, as shown in the following chart.

High-Performing Financial
Insurance Companies	Services Companies

Rationale: Companies in the property and casualty insurance industry with which W. R. Berkley Corporation competes for talent and business	Rationale: Companies that at the time of determination have historical performance profiles similar to W. R. Berkley Corporation
• Ace Limited	• American Express Company
• American Financial Group	• Arch Capital Group Ltd.
• Arch Capital Group Ltd.	• CME Group (Chicago Mercantile Exchange)
• Chubb Corp.	• Chubb Corp.
• CNA Financial Corp.	• Federated Investors Inc.
• Everest Re Group Ltd.	• The First Marblehead Corporation
• HCC Insurance Holdings	• Lehman Brothers Holdings Inc.
• Markel Corp.	• NASDAQ Stock Market Inc.
• Old Republic International Corporation	• Progressive Corp.
• PartnerRe Ltd.	• RenaissanceRe Holdings Ltd.
• Progressive Corp.	• SLM Corp.
• RenaissanceRe Holdings Ltd.	• TD Ameritrade Holding Corp.
• SAFECO Corp.	• T. Rowe Price Group
• Transatlantic Holdings Inc.	• TCF Financial Corp.
• The Travelers Companies, Inc.	• U.S. Bancorp
• White Mountains Insurance Group Ltd.	• Willis Group Holding Ltd
• XL Capital Ltd.	• Zenith National Insurance Corp.

Among the insurance companies, Ohio Casualty Corp. was removed from the group used last year due to its acquisition by Liberty Mutual. HCC Insurance Holdings was added given its similar industry focus.

Among the high-performing financial services companies included in 2007 and excluded in 2008, First Horizon National Corp. was removed due to declining performance, while Nuveen Investments was excluded due to its acquisition by Madison Dearborn Partners LLC. The following organizations were added to the group on the basis of their return on equity performance: Arch Capital Group Ltd., Chubb Corp., RenaissanceRe Holdings Ltd., and Zenith National Insurance Corp.

Market data is reviewed together with performance data for the peer companies to determine that total direct compensation paid is in line with relative performance of the peer companies. However, market data is only one of many factors considered in setting future compensation awards as discussed further below.

Executive Compensation Decisions During the Last Fiscal Year

General Approach.  The Company does not target any particular allocation for base salary, annual incentive bonus, or long-term incentive compensation as a percentage of total compensation. Rather, pay decisions for NEOs, other than the CEO and EVP, are based on a reasoned subjective assessment by the CEO of individual performance and future potential. For the CEO and EVP, pay decisions are made by the Committee and are based on a reasoned subjective assessment of Company performance and designed to ensure that compensation is appropriate based on relative performance.

Other than the CEO, no executive officer plays a role in determining compensation for the NEOs.

For 2008.  This past fiscal year was challenging, with many financial services organizations experiencing significant volatility and write-downs of asset values. The Company performed relatively well given the adverse economic environment, and exceeded the performance of peer companies on many fronts. Operationally, the Company added business units and finished the year with a strong balance sheet. Nonetheless, financial results were still down over past years. Cash compensation for the NEOs is down over prior years, reflecting these results.

Base Salary.  The CEO has not received a salary increase since January 1, 2000, since base pay in excess of the current level is not deductible by the Company for income tax purposes. At Mr. Berkley, Jr.’s request, he has not received a salary increase since January 1, 2007.

Salary actions taken for other NEOs were based on the CEO’s subjective assessment as outlined below, the NEO’s contribution to the Company, and retention needs:

	Salary Increase	Rationale

Mr. Ballard	3.8%	To maintain competitive positioning
Mr. Lederman	3.8%	To maintain competitive positioning
Mr. Shiel	3.8%	To maintain competitive positioning

All base salary changes were effective January 1, 2008.

Annual Incentive Bonus.  For Messrs. Ballard, Lederman, and Shiel, the CEO determined, and reviewed with the Committee, the 2008 bonus amounts, as shown in the Summary Compensation Table, based on a reasoned subjective assessment of Company performance (primarily ROE) and individual performance. For Mr. Ballard, the CEO reviewed his management of the financial accounting department as well as management of strategic accounting issues related to the Company’s business. For Mr. Lederman, the CEO reviewed his management of the legal department and management of the changes in law and regulations as they relate to the Company’s business. For Mr. Shiel, the CEO reviewed his management of the investment department. In addition, for Mr. Shiel, consideration was given to performance of the Company’s investment portfolio. See the discussion on CEO bonus for a more detailed analysis of Company performance. The 2008 bonus award for each of Mr. Ballard and Mr. Lederman was $340,000, which represented a 15% decline over the prior year. The reduction in bonus amount was due primarily to Company performance. The 2008 bonus award for Mr. Shiel was $200,000, which represented a 50% decline over the prior year. The reduction in bonus amount was due primarily to the performance of the Company and that of the investment portfolio.

Annual Incentive Bonus Under the Plan. For 2008, the CEO and EVP were the only participants in the 2007 Annual Incentive Compensation Plan. For the EVP, the CEO made an initial recommendation for a bonus of $1,200,000 and the Committee approved this amount. The bonus amount was based on a reasoned subjective assessment by the CEO and the Committee of Company performance, primarily ROE, as well as earnings per share, combined ratio, and investment income. Analysis of the Company’s performance is outlined below. Consideration was also given to the individual performance of the EVP, including his management of domestic operations, evaluation and development of growth opportunities for the Company, and strategic analysis. This bonus amount was less than the maximum (1% of pre-tax net income, or $3,263,220) described earlier, and represents a 20% decline from the prior year.

For the CEO, Company performance was a critical factor in determining the final bonus amount. Using a reasoned subjective assessment of different measures previously established, the Committee awarded the CEO a bonus of $6,800,000. The primary measure considered was ROE. The Committee also considered the Company’s earnings per share, combined ratio (relative to the industry), and investment income.

While the measures are listed in order of importance, no particular allocation was applied to the measures. The Committee also considered:

•	Amounts paid in prior years and Company performance in 2008 relative to those prior years; and

•	Company performance relative to industry peers.

W. R. Berkley Corporation’s financial performance in 2008 was strong considering economic conditions. The following outlines the Committee’s analysis for the CEO’s bonus determination.

•	Return on stockholders’ equity was 8% based on net income, and 14% based on net operating income (net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses). The Company’s ROE performance was in the top quartile relative to peers, based on data through the third quarter (which was the most recent reported data available). However, ROE was down from prior years.

•	Combined ratio of 93.1% was 11.6 points better than the industry’s overall combined ratio.

•	Net income was $1.62 per share, or $2.96 per share on an operating income basis, which is down from prior year levels.

•	Net investment income, including income (loss) from investment funds, was $533 million, which along with the rest of the market, was down over the prior year.

The Committee also considered the fact that among the Company’s peer group, the Company was the only organization with a positive total shareholder return for 2008. The CEO’s bonus represents a 20% decline from the previous year, due primarily to the decrease in ROE. However, the Company’s performance remained strong in a number of areas. Therefore, the absolute bonus for the CEO reflects the Committee’s satisfaction with the efforts of the CEO and actions taken to ensure the

Company’s success in years to come. The amount paid was less than the maximum bonus amount (4% of pre-tax net income, or $13,052,880) described earlier.

Long-Term Incentives.  NEOs received new LTIP awards in 2008. LTIP awards are generally made twice over a five-year period and have a five-year performance term. LTIPs have no value on the date of grant, but are expected to grow in value based on the growth in book value over the five-year period. The table below shows the number of units awarded to each NEO and the maximum potential value of each award. In determining the number of units to be granted for each LTIP award, the Committee made a reasoned subjective determination considering the NEO’s length of service, position in the Company, contribution to the overall performance of the Company and recommendations of the CEO. Additional information regarding these awards can be found in the 2008 Grants of Plan Based Awards table.

	Units Awarded	Maximum Award Value

Mr. Berkley	40,000	$10,000,000
Mr. Berkley, Jr.	15,000	3,750,000
Mr. Ballard	5,000	1,250,000
Mr. Lederman	5,000	1,250,000
Mr. Shiel	5,000	1,250,000

The value accrued for these LTIP awards is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Annual accruals for the 2006 LTIP award are also included in that column.

During 2008, amendments were made to the outstanding LTIP awards originally granted in 2006 in order to comply with Internal Revenue Code Section 409A. Originally, the award could be paid out as soon as the maximum award value was achieved, or after five years, whichever occurred earlier. In order to comply with Section 409A, however, a specific payout date needed to be set. More than half of the maximum award for the 2006 LTIP had already been earned as of the end of 2008, and it appeared to be on track for early payment. Therefore, the Committee decided to pay 50% of the maximum value on January 2, 2009. The balance of the award would be paid after the end of the five-year performance period. With respect to the NEOs other than the CFO, an IRS discount factor was applied to the January 2, 2009 accelerated payment in order to maintain compliance with Section 162(m) (which ensures the payment is tax deductible to the Company). The accruals for these payments have already been reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table over the prior two years. Actual payments made to the NEOs on January 2, 2009 were as follows:

Accelerated Payment
of 2006 LTIP Award

Mr. Berkley	$4,919,812
Mr. Berkley, Jr.	1,229,953
Mr. Ballard	500,000
Mr. Lederman	491,981
Mr. Shiel	430,484

In addition, NEOs received new RSU awards in 2008. RSU awards are generally made twice over a five-year period and generally vest over a five-year period as well. The table below identifies the number of units awarded to each NEO. In determining the number of RSUs awarded, the Committee considered the NEO’s length of service, position with the Company, individual contribution to the overall performance of the Company and recommendations of the CEO. Additional information regarding these awards can be found in the 2008 Grants of Plan Based Awards table below.

Units Awarded

Mr. Berkley	300,000
Mr. Berkley, Jr.	150,000
Mr. Ballard	25,000
Mr. Lederman	25,000
Mr. Shiel	25,000

Severance and Change-of-Control Benefits

Except as provided for in the CEO’s Supplemental Benefits Agreement, RSUs that ratably vest upon death or disability and LTIP awards that become payable upon certain terminations, the Company does not have any contracts, agreements, plans or arrangements that provide for severance payments to the NEOs at, following, or in connection with any termination of employment.

1. The Supplemental Benefits Agreement, which is described in greater detail above, provides the CEO with certain benefits upon death or termination of employment to recognize his significant contributions to the Company’s success from the time he founded the Company.

2. RSUs held by the NEOs are subject to accelerated ratable vesting upon death or disability. Ratable vesting of the RSUs is intended to fairly compensate the NEOs for service to the Company through the date of their death or disability.

3. In the event of the termination of an NEO’s employment on account of his death, disability, qualified retirement, or his termination by the Company for a reason other than cause, subject to the terms and conditions of the LTIP agreements, the cash value of the LTIP awards will be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the termination occurred and paid 90 days following such termination. This accelerated payment fairly compensates the NEOs for service to the Company through the fiscal year just prior to their termination.

Upon a Change of Control as described in the various plan documents:

1. Benefits under the Supplemental Benefits Agreement become payable.

2. RSUs will become fully vested and settled in full.

3. The value of all LTIP awards will be determined and fixed as of the end of the fiscal year prior to the Change of Control and paid to the participant within 90 days following the last day of the performance period.

These provisions support the Company’s compensation objectives by keeping executives focused on delivering strong results and evaluating potential change of control events from a neutral perspective. The provisions remove concerns over the possible personal impact of such events. For additional detail, see Potential Payments Upon Termination or Change of Control below.

Stock Ownership Guidelines

While the Company does not have formal stock ownership guidelines, stock ownership is generally strongly encouraged and mandated under the RSU deferral program. The CEO currently beneficially owns approximately 17% of the Company’s outstanding common stock. Other NEOs also have significant beneficial ownership positions (averaging 8.5 times base salary) through outright common stock ownership and deferred RSU awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis shown above. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion & Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee

Philip J. Ablove, Chairman
Mark E. Brockbank
Mary C. Farrell
Rodney A. Hawes, Jr.

April 14, 2009

The above report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by the Chairman of the Board and Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the three other highest paid executive officers of the Company whose total compensation exceeded $100,000 for the last fiscal year.

Summary Compensation Table

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)(1)	($)		($)(2)	($)(3)	($)(4)	($)	($)		($)

William R. Berkley	2008	1,000,000	—	(5)	3,924,096	11,169	8,880,600	668,172 (6)	390,937	(7)(8)	14,874,975
Chairman of the Board	2007	1,000,000	—		3,846,958	91,854	13,517,200	8,392,664	404,076		27,252,752
and Chief Executive Officer	2006	1,000,000	—		3,846,958	103,023	14,931,200	9,841,473	338,304		30,060,958
W. Robert Berkley, Jr.	2008	700,000	—	(5)	1,132,739	5,957	1,832,025	—	228,579	(7)(8)	3,899,300
Executive Vice President	2007	700,000	—		731,780	39,152	2,404,300	—	208,677		4,083,909
	2006	650,000	—		731,780	45,110	2,388,800	—	179,575		3,995,265
Ira S. Lederman	2008	545,000	340,000		320,296	2,234	230,435	—	54,907	(8)	1,492,872
Senior Vice President —	2007	525,000	400,000		305,990	11,429	451,720	40,676	59,490		1,794,305
General Counsel and	2006	500,000	400,000		305,990	13,663	476,120	28,316	59,240		1,783,329
Secretary
Eugene G. Ballard	2008	545,000	340,000		320,296	2,231	230,435	—	54,907	(8)	1,492,869
Senior Vice President —	2007	525,000	400,000		305,990	11,429	451,720	23,166	59,490		1,776,795
Chief Financial	2006	500,000	400,000		305,990	13,660	476,120	20,007	59,240		1,775,017
Officer and Treasurer
James G. Shiel	2008	545,000	200,000		298,981	1,861	215,615	—	53,878	(8)	1,315,335
Senior Vice President —	2007	525,000	400,000		268,919	9,519	389,005	22,456	59,490		1,674,389
Investments	2006	500,000	400,000		268,919	11,381	408,230	19,394	59,240		1,667,164

(1)	Each of Messrs. William R. Berkley and Ballard deferred a portion of his compensation under the W. R. Berkley Corporation Deferred Compensation Plan for Officers, which is also included in the Non-Qualified Deferred Compensation for 2008 table on page 34. Each of Messrs. Lederman, Ballard, and Shiel also contributed a portion of his salary to the Company’s 401(k) profit sharing plan. All such deferred amounts are included in the Salary column.

(2)	This column represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of RSUs granted to each of the NEOs in fiscal years prior to 2009, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSUs, fair value is calculated using the closing price of the Company’s common stock on the date of grant. The RSUs vest in one installment, generally on the fifth anniversary of the grant date, provided the recipient remains employed with the Company and/or its subsidiaries on such vesting date. If a recipient has a separation from service prior to such vesting date on account of death, disability, or in some cases, retirement, a pro rata share of the number of RSUs granted to the recipient shall vest and be distributed to the recipient 90 days (or, in some cases, 6 months) following such event. Upon a separation from service for any other reason prior to vesting, all RSUs held by the recipient will expire and be forfeited. For additional information relating to the valuation assumptions with respect to the prior year grants, refer to note 21 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs.

(3)	This column represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the NEOs in fiscal years prior to 2008 (none were granted in 2008) in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information relating to the valuation assumptions with respect to the prior year grants, refer to note 21 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs.

(4)	This column includes the dollar amount of bonus awards earned by Messrs. Berkley and Berkley, Jr., for performance during 2008 under the 2007 Annual Incentive Compensation Plan of $6,800,000 and $1,200,000, respectively. These awards were paid in March 2009. This column also includes the dollar amounts contingently earned during the 2008 fiscal year with respect to awards granted to each of the named executives in fiscal years prior to 2009 pursuant to the LTIP, subject to the terms and conditions of the LTIP agreements. See the 2008 Grants of Plan-Based Awards table on pages 30-31 for additional information relating to the 2007 Annual Incentive Compensation Plan. For additional information on the LTIP, refer to note 22 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC.

(5)	The bonus awards earned by Messrs. Berkley and Berkley, Jr., for performance during 2008 and paid in March 2009 under the 2007 Annual Incentive Compensation Plan are reported in the Non-Equity Incentive Plan Compensation column of this Summary Compensation Table.

(6)	This amount represents the change in pension value under the Supplemental Benefits Agreement. See pages 20-21 for additional information about the Supplemental Benefits Agreement, amended as of December 12, 2008.

(7)	This amount includes (i) Company director fees of $67,500 and 2,000 shares of the Company’s common stock awarded to directors on May 28, 2008, having a value of $53,800, payable to each of Messrs. Berkley and Berkley, Jr.; (ii) the incremental cost to the Company related to personal use of Company-owned or chartered aircraft by Mr. Berkley ($71,176) and Mr. Berkley, Jr. ($38,422); and (iii) for Mr. Berkley only, secretarial and administrative assistant expenses of $51,140. For reasons of security and personal safety, the Board has required Messrs. Berkley and Berkley, Jr., to use Company-owned or non-commercial aircraft for all air travel. The methodology used to calculate the cost to the Company is based on the aggregate incremental variable trip-related costs, including the cost of fuel, on-board catering, landing and parking fees, flight crew travel expenses, and ground transportation costs. Since the corporate aircraft are used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft, aircraft maintenance, and hangar expenses.

(8)	For Messrs. Berkley, Berkley, Jr., Lederman, Ballard, and Shiel, these amounts include Company contributions to the Profit Sharing Plan of $20,700 each, attributed premiums for term life insurance of $1,740 each, Benefit Replacement Plan contributions of $69,300, $42,300, $28,350, $28,350, and $28,350, respectively; and dividend equivalents (plus interest) on vested RSUs, the receipt of which have been deferred, of $55,582, $4,117, $4,117, $4,117 and $3,088, respectively.

Plan-Based Awards

The following table shows information regarding awards granted to the NEOs in 2008 (portions of which are reflected to the extent required in the Summary Compensation Table):

2008 GRANTS OF PLAN-BASED AWARDS

				Estimated
				Possible
				and
				Future
				Payouts	All Other	Grant
				Under	Stock	Date Fair
				Non-Equity	Awards:	Value
				Incentive	Number of	of Stock and
				Plan	Shares of	Option
	Grant	Units		Awards	Stocks or Units	Awards
Name	Date	(#)	Plan Name	Maximum($)	(#)	($)

William R. Berkley	March 7, 2008	40,000	2004 Long-Term Incentive Plan	10,000,000 (1)
			2007 Annual Incentive Compensation Plan	13,052,880 (2)
	June 17, 2008		2003 Stock Incentive Plan		300,000 (3)	7,737,000
W. Robert Berkley, Jr.	March 7, 2008	15,000	2004 Long-Term Incentive Plan	3,750,000 (1)
			2007 Annual Incentive Compensation Plan	3,263,220 (2)
	June 17, 2008		2003 Stock Incentive Plan		150,000 (3)	3,868,500
Ira S. Lederman	March 7, 2008	5,000	2004 Long-Term Incentive Plan	1,250,000 (1)
	June 17, 2008		2003 Stock Incentive Plan		25,000 (3)	644,750
Eugene G. Ballard	March 7, 2008	5,000	2004 Long-Term Incentive Plan	1,250,000 (1)
	June 17, 2008		2003 Stock Incentive Plan		25,000 (3)	644,750
James G. Shiel	March 7, 2008	5,000	2004 Long-Term Incentive Plan	1,250,000 (1)
	June 17, 2008		2003 Stock Incentive Plan		25,000 (3)	644,750

(1)	Each of these Units had a $-0- value at the time of grant. The future payout value for each Unit is determined by multiplying the aggregate year-to-year increase in the per-share book value of the Company’s common stock over the five-year performance period by a factor of 12.5, subject to a maximum per-Unit value of $250.00. The aggregate dollar value of the award to each NEO will be the product of that per-Unit value and the number of Units awarded to each such executive. The dollar value of the awards will be paid to the executives at the end of the five-year performance period, subject to earlier payout of the earned value upon death or a termination of employment on account of disability or eligible retirement or by the Company without “cause,” where such earned value will be based on the per-Unit value as of the end of the fiscal year immediately preceding the year in which such death or termination occurs. Upon a change in control of the Company, the value of the Units will be fixed as of the end of the fiscal year immediately preceding the year in which such change in control occurs and will be paid to each named executive officer upon the earliest to occur of (a) the end of the five-year performance period, (b) such executive’s death, and (c) such executive’s termination of employment due to disability or retirement or by the Company without “cause.” An executive’s Units will be forfeited if certain continued employment conditions are not satisfied through the end of the performance period. An executive’s Units may also be forfeited or subject to recapture if such executive violates certain non-competition provisions of the award during the performance period and for two years following the end of the performance period. Because of the nature of these bonus awards, there is no target or minimum threshold performance level for an award. As such, the “Threshold” and “Target” columns have been omitted from this table.

(2)	These amounts represented the potential maximum value of the annual bonus awards for 2008 under the 2007 Annual Incentive Compensation Plan, which was, for the CEO, 4% of the Company’s pre-tax net income and, for the EVP, 1% of the Company’s pre-tax net income. The actual amount of bonus awards paid to Messrs. Berkley and Berkley, Jr. for performance during 2008 under the 2007 Annual Incentive Compensation Plan of $6,800,000 and $1,200,000, respectively, are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Because of the nature of these bonus awards, there is no target or minimum threshold performance level for an award. As such, the “Threshold” and “Target” columns have been omitted from this table.

(3)	Represents restricted stock units (RSUs), each of which represents the right to receive one share of common stock, subject to vesting and continued employment requirements. These respective RSUs will vest in full in one installment on December 17, 2012, provided the NEO remains employed by the Company on the vesting date. Once vested, settlement of these RSUs is deferred until the NEO separates from service with the Company. If an NEO separates from service prior to the vesting date on account of death or disability, a pro rata share of the number of RSUs granted to him shall vest and be distributed to him generally 90 days following such termination date (subject to a six-month delay to comply with Section 409A of the IRC). Upon a separation from service for any other reason prior to vesting, all RSUs will expire and be forfeited. In addition, vested RSUs may be subject to recapture by the Company in certain circumstances. As such, the NEOs may never realize the full value of these RSUs if such forfeiture or recapture occurs. In the event of a Change of Control of the Company (as defined in the RSU Agreements) all RSUs will vest in full and the shares of common stock underlying each RSU will be delivered to the NEOs. Subject generally to a minimum three-year vesting requirement on all equity awards, the Compensation Committee may generally accelerate the vesting of any or all RSUs at any time.

Outstanding Equity Awards

The following table provides information on the current holdings of stock options and stock awards by the NEOs. This table includes unexercised option awards (no NEO has any unvested option awards) and unvested RSUs. Each equity grant is shown separately for each NEO. The market value of the stock awards is based on the closing market price of the Company’s stock as of December 31, 2008, which was $31.00.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

OPTION AWARDS
					STOCK AWARDS
		Number of				Number of	Market Value
		Securities				Shares or	of Shares
		Underlying				Units of	or Units
		Unexercised			Stock	Stock That	of Stock
	Option	Options (#)	Option	Option	Award	Have Not	That Have
	Grant	Exercisable	Exercise	Expiration	Grant	Vested	Not Vested
Name	Date	(1)(2)	Price ($)(1)	Date	Date	(#)(1)(3)	($)

William R. Berkley	03/16/2000	265,780	3.06	03/16/2010
	03/13/2001	2,025,000	9.34	03/13/2011
	04/03/2002	379,688	11.39	04/03/2012
					05/11/2004	202,500	6,277,500
					12/05/2005	315,000	9,765,000
					06/17/2008	300,000	9,300,000
W. Robert Berkley, Jr.	03/13/2001	506,252	9.34	03/13/2011
	04/03/2002	202,502	11.39	04/03/2012
					05/11/2004	22,500	697,500
					12/05/2005	90,000	2,790,000
					06/17/2008	150,000	4,650,000
Ira S. Lederman	03/16/2000	15,822	3.06	03/16/2010
	04/03/2002	56,954	11.39	04/03/2012
					05/11/2004	22,500	697,500
					12/05/2005	22,500	697,500
					06/17/2008	25,000	775,000
Eugene G. Ballard	08/10/1999	12,657	4.73	08/10/2009
	03/16/2000	18,985	3.06	03/16/2010
	04/03/2002	75,940	11.39	04/03/2012
					05/11/2004	22,500	697,500
					12/05/2005	22,500	697,500
					06/17/2008	25,000	775,000
James G. Shiel	03/16/2000	34,178	3.06	03/16/2010
	04/03/2002	63,282	11.39	04/03/2012
					05/11/2004	18,000	558,000
					12/05/2005	22,500	697,500
					06/17/2008	25,000	775,000

(1)	These amounts have been adjusted to reflect all subsequent common stock splits through December 31, 2008.

(2)	All outstanding options are subject to forfeiture in the event the NEO’s employment is terminated for cause, and the value of options that have already been exercised may be subject to recapture by the Company in certain circumstances. As such, the NEOs may never realize the full value of these options if such forfeiture or recapture occurs. All stock options vested according to a graded schedule of 25% of the award on each of the third, fourth, fifth, and sixth anniversaries of the grant date.

(3)	Represents restricted stock units (RSUs), each of which represents the right to receive one share of common stock, subject to vesting and continued employment requirements. These respective RSUs will vest in full in one installment generally on the fifth anniversary of their respective grant dates, provided the NEO remains employed by the Company on the vesting date. If an NEO separates from service prior to the vesting date on account of death or disability, a pro rata share of the number of RSUs granted to him shall vest and be distributed to him generally 90 days following such termination date. Upon a separation from service for any other reason prior to vesting, all RSUs will expire and be forfeited. In addition, vested RSUs may be subject to recapture by the Company in certain circumstances. As such, the NEOs may never realize the full value of these RSUs if such forfeiture or recapture occurs. In the event of a Change of Control of the Company (as defined in the RSU agreements) all RSUs will vest in full and the shares of common stock underlying each RSU will be delivered to the NEOs. Subject generally to a minimum three-year vesting requirement on all equity awards, the Compensation Committee may generally accelerate the vesting of any or all RSUs at any time.

Option Exercises

The following table shows for the fiscal year ended December 31, 2008, information concerning the exercise of stock options by the NEOs and the pre-tax value realized upon such exercises.

OPTION EXERCISES AND STOCK VESTED IN 2008

	OPTION AWARDS		STOCK (RSU) AWARDS
			Number of Shares
	Number of Shares	Pre-Tax Value	(RSUs) Acquired on	Pre-Tax Value
	Acquired on Exercise	Realized on Exercise	Vesting	Realized on Vesting
Name	(#)(1)	($)	(#)(2)	($)

William R. Berkley	303,750	5,391,563	455,625	12,864,572
W. Robert Berkley, Jr.	81,000	1,646,490	33,750	952,931
Ira S. Lederman	—	—	33,750	952,931
Eugene G. Ballard	—	—	33,750	952,931
James G. Shiel	122,762	2,514,608	25,313	714,713

(1)	Mr. Berkley exercised 303,750 stock options with an exercise price of $9.35 per share on May 12, 2008, when the market price of the Company’s stock was $27.10 per share. Mr. Berkley, Jr. exercised 41,000 stock options with an exercise price of $3.06 per share on September 10, 2008, when the market price of the Company’s stock was $23.55 per share, and exercised 40,000 stock options with an exercise price of $3.06 per share on September 16, 2008, when the market price of the Company’s stock was $23.22 per share. Mr. Shiel exercised 88,595 stock options with an exercise price of $9.35 per share on February 29, 2008, when the market price of the Company’s stock was $28.84 per share, and exercised 34,167 stock options with an exercise price of $3.06 per share on October 30, 2008, when the market price of the Company’s stock was $26.12 per share.

(2)	Represents RSUs granted on April 4, 2003 that vested on April 4, 2008 (the receipt of which have been deferred until the earlier of the NEO’s separation of service or a change in control) when the market price of the Company’s stock was $28.235 per share.

Pension Benefits

The following table shows for the fiscal year ended December 31, 2008 information relating to the pension benefits provided to Mr. Berkley under the Supplemental Benefits Agreement:

PENSION BENEFITS

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)

William R. Berkley	Supplemental Benefits Agreement(1)	—	37,690,053	—

(1)	For additional information on the key actuarial assumptions used to derive the projected benefit obligation and related retirement expenses with respect to the Supplemental Benefits Agreement (as described above on pages 20-21), refer to note 23 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC.

Mr. Berkley is entitled to the commencement of retirement benefits on the earliest to occur of January 2, 2014, his death, and a change of control of the Company. In the event retirement benefits are triggered by a change in control of the Company, Mr. Berkley will receive, in lieu of the yearly retirement benefits described above on pages 20-21, a lump sum amount equal to the actuarial present value set forth in the Pension Benefits table. If Mr. Berkley predeceases his spouse, fifty percent (50%) of such benefit will be paid annually to his spouse for the remainder of her life. Mr. Berkley may elect, within ten days of the date the annual retirement benefit begins, to receive an annual lifetime annuity benefit under a joint-and survivor annuity based on the lives of Mr. Berkley and his spouse that is the actuarial equivalent to the payments that would otherwise have been made had no such election occurred.

Non-Qualified Deferred Compensation

The table below provides information on the amounts deferred by the NEOs under the Deferred Compensation Plan for Officers in 2008 and the year-end balances.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(2)(3)

William R. Berkley	85,250	—	92,687	—	1,870,328
W. Robert Berkley, Jr.	—	—	—	—	—
Ira S. Lederman	—	—	101,236	—	2,021,770
Eugene G. Ballard	400,000	—	71,766	—	1,523,731
James G. Shiel	—	—	53,752	—	1,073,483

(1)	All such amounts are included in the Summary Compensation Table.

(2)	Amounts do not include the value of RSUs with respect to which the settlement date has been deferred until the NEO’s separation from service with the Company. These are disclosed in the Summary Compensation Table and the 2008 Grants of Plan-Based Awards table.

(3)	Such amounts are accrued, and are not secured or funded by the Company.

The amounts set forth in the table above were deferred pursuant to the Company’s Deferred Compensation Plan for Officers, which NEOs are eligible to participate in on a voluntary basis. Under the plan, participants may elect to defer all or a portion of their base salary, bonus compensation, and excess profit sharing contribution for any year. Amounts deferred will accrue a reasonable rate of interest, as determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the officer’s separation from service. At the officer’s election made at the time of deferral, the Company will pay the deferred amounts either in a lump sum or in no more than five annual installments beginning generally within 60 days of a date which is prior to or on the date of the officer’s separation from service (subject to a six-month delay to comply with Section 409A of the IRC). For 2008, the Compensation Committee agreed to accrue interest on the deferred amounts at the prime rate of interest reported by JPMorgan Chase.

Potential Payments Upon Termination or Change of Control

Except as provided for in the CEO’s Supplemental Benefits Agreement, RSUs that ratably vest upon death or disability, and LTIP awards that become payable upon certain terminations, the Company does not have any contracts, agreements, plans or arrangements that provide for severance payments to the NEOs at, following, or in connection with any termination of employment. None of the NEOs other than the CEO has employment or change of control agreements with the Company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if a change of control had occurred or if an NEO’s employment had terminated on December 31, 2008. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Mr. Berkley is the only named executive who was eligible to receive immediate retirement benefits as of December 31, 2008, which benefits are described above and quantified in the Pension Benefits table on page 34. In addition to the cash retirement benefit described above on pages 20-21, during the two-year period following his termination as defined in the agreement or, if longer, the period that Mr. Berkley performs consulting services to the Company or remains Chairman of the Board, he will be entitled to continue to receive certain perquisites, including continued use of the Company plane and a car and driver, in a manner consistent with his prior use of such perquisites. Additionally, for so long as Mr. Berkley requests, following such termination, the Company is required to provide him with office accommodations and support, including secretarial support, in a manner consistent with that provided prior to such termination. The Company estimates the cost associated with the benefits that are to be provided during the two-year period set forth above to be $800,000 per annum, and that the cost associated with the benefits to be provided upon request would be $200,000 per annum. After his termination, Mr. Berkley and his spouse are also entitled to receive lifetime health insurance coverage for which the Company estimates the present value of the cost to be $144,000. The estimated benefit to Mr. Berkley under the Supplemental Benefits Agreement described above, had he become entitled to receive such benefits upon a change in control occurring on December 31, 2008, does not include any gross-up as provided under the agreement because Mr. Berkley would not have been subject to the excise tax under Section 4999 of the Internal Revenue Code.

The agreement prohibits Mr. Berkley from competing against the Company for two years following his resignation of employment other than for “good reason,” during which time Mr. Berkley has agreed to be available to provide consulting services to the Company.

As described in the Compensation Discussion and Analysis above, with respect to all the NEOs, and in the Pension Benefits table, with respect to Mr. Berkley, upon a Change of Control as described in the various plan documents:

1. Mr. Berkley will be entitled to a lump sum payment of the present value of the retirement benefit under the Supplemental Benefits Agreement, as disclosed in the Pension Benefits table above.

2. RSUs become fully vested and settled in full as of the date immediately before the date of the Change of Control, or such other date as determined by the Compensation Committee, but no later than the date of the Change of Control.

3. The value of all LTIP awards will be determined and fixed as of the end of the fiscal year that occurred immediately before the Change of Control. The value will be paid to the participant within 90 days following the last day of the performance period.

In addition, if one of the NEOs were to die or become disabled, RSUs would vest pro-rata. With respect to LTIP awards, generally if one of the NEOs, prior to the last day of the performance period of the award, were to terminate employment due to death, disability, qualified retirement, or termination by the Company for a reason other than cause, subject to the terms and conditions of the LTIP agreements, the cash value of the LTIP awards shall be determined and fixed as of the end of the fiscal year immediately prior to the fiscal year in which the termination occurred and paid 90 days following the termination.

The following table provides the intrinsic value (that is, the value based upon the Company’s stock price) of RSUs that would become exercisable or vested, as well as the value of all performance units awarded under the LTIP, upon (A) a change in control or (B) if the named executive had died or become disabled, in each case as of December 31, 2008.

POTENTIAL TERMINATION OR CHANGE OF CONTROL PAYMENTS
UNDER RSUS AND THE LTIP

	RSUs	LTIP	Total
Name	($)	($)(1)(2)	($)

William R. Berkley
Change of Control	25,342,500	5,768,400	31,110,900
Death or Disability	12,949,238	5,768,400	18,717,638
W. Robert Berkley, Jr.
Change of Control	8,137,500	1,442,100	9,579,600
Death or Disability	2,920,809	1,442,100	4,362,809
Ira S. Lederman
Change of Control	2,170,000	576,840	2,746,840
Death or Disability	1,169,587	576,840	1,746,427
Eugene G. Ballard
Change of Control	2,170,000	576,840	2,746,840
Death or Disability	1,169,587	576,840	1,746,427
James G. Shiel
Change of Control	2,030,500	504,735	2,535,235
Death or Disability	1,040,024	504,735	1,544,759

(1)	Had termination or change of control occurred on or after January 1, 2009, the LTIP value including the amount earned during 2008 would have been as follows for the identified individuals: Berkley — $7,849,000; Berkley, Jr. — $2,074,125; Lederman — $807,275; Ballard — $807,275; and Shiel — $720,350.

(2)	In addition, LTIP awards are valued and paid in the event of qualified retirement or termination by the Company for other than cause.

Certain of the NEOs participate in the Deferred Compensation Plan for Officers that permits the deferral of their base salary, bonus compensation, and excess profit sharing contribution for any year. The last column of the Non-Qualified Deferred Compensation table for 2008 on pages 34-35 reports each NEO’s aggregate balance at December 31, 2008. The NEOs are entitled to receive the amount in their deferred compensation account in the event of a separation from service. The account balances continue to accrue interest income between the separation from service event and the date distributions are made, and therefore amounts payable to the NEOs, assuming a separation from service on December 31, 2008, would differ from those shown in the Non-Qualified Deferred Compensation table for 2008 to some small degree to account for such interest.

Director Compensation

For 2008, each director received a quarterly stipend of $12,000 through June 2008 and a quarterly stipend of $18,000 since July 2008, and a fee of $1,500 for each Board meeting attended. In addition, on May 28, 2008, pursuant to the Company’s 1997 Directors Stock Plan, as amended, each continuing director received a grant of 2,000 shares of the Company’s common stock. Members of the Audit Committee and the Compensation Committee, which both consist solely of directors who are independent under the rules of the NYSE, each receive an annual stipend of $5,000, with the Chairman of each such committee receiving an additional annual stipend of $30,000. Members of the Audit Committee and the Compensation Committee each also receive $1,000 for each substantive meeting attended. In accordance with the Company’s guidelines, each director, within 12 months of becoming a director, is required to own an amount of common stock of the Company equal to three times the annual stipend paid to the director. The Company also maintains a Deferred Compensation Plan for Directors pursuant to which directors may elect to defer all or a portion of their retainer and/or meeting fees for any year. Amounts deferred may, at the election of the director, (1) be deemed invested in the Company’s common stock or (2) accrue a reasonable rate of interest, determined annually by the Compensation Committee. At the time of the deferral election, amounts may be deferred until any date on or before the director’s separation from service with the Board. The Company will pay the deferred amounts, at the election of the director made at the time of deferral, either in a lump sum or in no more than five annual installments beginning on a date which is prior to or on the date of the director’s separation from service with the Board. Upon the death of a director, the director’s deferred account balance will be distributed within sixty days following death. For 2008, the Compensation Committee determined that interest on the deferred amounts would accrue at the prime rate of interest reported by JPMorgan Chase.

The following table shows for the fiscal year ended December 31, 2008, information concerning the compensation of directors who are not named in the Summary Compensation Table:

2008 DIRECTOR COMPENSATION

		Stock
	Fees Earned or	Awards	Total
Name	Paid in Cash ($)	($)(1)	($)

Philip J. Ablove	103,500	53,800	157,300
Ronald E. Blaylock	72,500	53,800	126,300
Mark E. Brockbank	73,500	53,800	127,300
George G. Daly	72,500	53,800	126,300
Mary C. Farrell	73,500	53,800	127,300
Rodney A. Hawes, Jr.	73,500	53,800	127,300
Jack H. Nusbaum	67,500	53,800	121,300
Mark L. Shapiro	102,500	53,800	156,300

(1)	Represents the fair value of 2,000 shares of the Company’s common stock on May 28, 2008, the date of grant ($26.90 per share).

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans and arrangements as of December 31, 2008, including the W. R. Berkley Corporation 2003 Stock Incentive Plan. The table also includes information regarding 1,012,500 RSUs awarded to officers of the Company and its subsidiaries on April 4, 2003 (as adjusted for subsequent stock splits) under a plan not approved by stockholders.

				(c)
	(a)			Number of Securities
	Number of Securities		(b)	Remaining Available
	to be Issued		Weighted-Average	for Future Issuance
	Upon Exercise of		Exercise Price of	Under Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders	11,537,608		$17.47	3,953,053
Equity compensation plans not approved by stockholders	1,012,500	(1)	$12.62	—
Total	12,550,108		$17.08	3,953,053

(1)	Represents RSUs, each of which represents the right to receive one share of common stock following the recipient’s termination of employment with the Company and its subsidiaries. Delivery of shares of common stock to the RSU recipients in satisfaction of the settlement of RSUs will be satisfied exclusively from treasury shares held by the Company. These RSUs held by any recipient vested in full in one installment on April 4, 2008. In the event of a change of control of the Company (as defined in the RSU agreements) the shares of common stock underlying each RSU will be delivered to the RSU recipients. The following list sets forth the names of the executive officers of the Company who received such RSUs on April 4, 2003 and the number of RSUs each individual received (as adjusted for subsequent stock splits): William R. Berkley — 455,625; W. Robert Berkley, Jr. — 33,750; Eugene G. Ballard — 33,750; Robert P. Cole — 25,313; Paul J. Hancock — 16,875; Robert C. Hewitt — 16,875; Ira S. Lederman — 33,750; Clement P. Patafio — 8,438; and James G. Shiel — 25,313; and an aggregate of 337,500 RSUs were granted to 24 other officers of the Company and its subsidiaries.

APPROVAL OF THE W. R. BERKLEY CORPORATION
2009 LONG-TERM INCENTIVE PLAN

The Board submits to the stockholders for approval the W. R. Berkley Corporation 2009 Long-Term Incentive Plan (the “2009 LTIP”). The Board believes that it is in the best interest of the Company and the stockholders to adopt the 2009 LTIP. The 2009 LTIP is a cash-based plan that does not provide for the payment of any equity compensation. It is designed to encourage teamwork among certain key employees of the Company and its subsidiaries and affiliates to foster the achievement of the Company’s long-term goals, to reward these employees with pay that relates to the Company’s performance and to provide a means through which the Company may attract, motivate and retain talented individuals who can assist the Company in achieving its long-term goals. Compensation payable under the 2009 LTIP is based on long-term corporate performance and is tied to an increase in stockholder value.

The 2009 LTIP is designed so that all compensation payable to any employee covered (a “Covered Employee”) by Section 162(m) of the Code (“Section 162(m)”) will be fully deductible by the Company under Section 162(m) and is being submitted to the stockholders for the sole purpose of complying with the shareholder approval requirements of Section 162(m). If the 2009 LTIP is not approved by the stockholders, the 2009 LTIP will have expired and any awards under the 2009 LTIP will become void.

The following summary of the material features of the 2009 LTIP is qualified in its entirety by the complete text of the 2009 LTIP filed along this proxy statement.

Term of the 2009 LTIP

Provided the stockholders approve the 2009 LTIP and unless earlier terminated, the 2009 LTIP has a five-year term and will terminate on December 31, 2013. After the Plan is terminated, no awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and subject to the completion of the applicable performance period. Because performance periods may last up to five (5) years, awards granted under the 2009 LTIP in the last year of the term may accrue value through December 31, 2018.

Administration

The 2009 LTIP will be administered by a committee appointed by the Board of Directors. The Compensation Committee has been appointed to administer the 2009 LTIP (the administrator of the 2009 LTIP is hereafter referred to as the “Committee”). The Board of Directors may from time to time, in its discretion, change the members of the Committee and/or appoint new members. The Committee may, in certain circumstances, delegate its authority and administrative duties under the 2009 LTIP to one or more of its members or to one or more officers of the Company or its subsidiaries or affiliates.

The Committee has full and exclusive discretionary power to administer the 2009 LTIP, including interpreting the terms and the intent of the 2009 LTIP and any award agreement or other agreement thereunder, selecting award recipients, granting awards, establishing all terms and conditions for awards and making all other determinations it deems necessary or proper for the administration of the 2009 LTIP.

Eligibility

Eligibility for participation in the 2009 LTIP is open to all employees but is expected to be limited to select key employees of the Company and its subsidiaries and affiliates designated by the Committee. There are approximately 100 or fewer key employees currently eligible for participation in the 2009 LTIP.

Performance Units

The 2009 LTIP allows for the award of performance units (“Units”) to employees in such amounts and upon such terms as determined by the Committee. The Units are intended to provide value to the recipients based on the attainment of certain performance goals set by the Committee over the course of a specified performance period. Performance periods must be greater than one year but no more than five years. The realization of value may, in addition, be conditioned on certain vesting and continued employment conditions. At the end of the performance period, or earlier upon specified trigger events, the award recipients will receive a cash payment based on the degree of attainment of the performance goals and other vesting conditions. The Committee also has the authority to provide for accelerated vesting of any award based on the early achievement of performance goals (as permitted under applicable tax law). The maximum aggregate amount awarded or credited with respect to awards to any Covered Employee in any one year during a performance period may not exceed ten million dollars ($10,000,000) (“Annual Award Limit”), plus the amount of the Covered Employee’s unused applicable Annual Award Limit as of the close of the previous year. Except as otherwise provided in an award agreement or as otherwise determined at any time by the Committee, Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than to a designated beneficiary upon a participant’s death, by will or by the laws of descent and distribution.

Performance Measures

The performance goals, upon which the payment or vesting of any award to any Covered Employee is contingent, are limited to the following performance measures: net income or operating income; net income per share or operating income per share; aggregate or per-share book value or adjusted book value; written premiums (net or gross); return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or premiums); cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); combined ratios (an insurance industry formula that relates premium income to expenses and claims losses); EVA® (economic value added); share price (including, but not limited to, growth measures and total shareholder return); and increase in or maintenance of the Company’s market share. The Committee may base performance goals on other performance measures not listed above for awards granted to individuals other than Covered Employees.

Any one or more of these performance measure(s) may be used to measure the performance of the Company, a subsidiary, and/or affiliate as a whole, or any business unit of the Company, subsidiary, and/or affiliate, or any combination thereof, or by comparison with the performance of one or more comparison companies or business units, or any published or special index that the Committee deems appropriate.

The Committee may provide in any award that any evaluation of the attainment of performance goals may include or exclude any of the following events that occur during a performance period: asset write-downs or impairments; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary items pursuant to GAAP and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and stock repurchases and imputed income on stock repurchases.

Deferrals

The Committee may permit or require an award holder to defer the receipt of the payment of cash that would otherwise be due to such holder by virtue of the satisfaction of any requirements or performance goals with respect to any awards, subject to such rules and procedures the Committee may establish for the purpose of permitting or requiring such deferrals.

Change of Control

The Committee may prescribe certain consequences for an award upon the occurrence of a change of control (as defined in the 2009 LTIP), such as funding the award through a rabbi trust or acceleration and payment of the award, and may set forth such consequences in the award agreement.

Termination and Amendment

The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2009 LTIP in whole or in part; provided, however, that no amendment of the 2009 LTIP shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

New Plan Benefits

As of the date hereof, the Committee has not awarded any Units under the 2009 LTIP. Because the award of Units is within the discretion of the Committee, the Company cannot predict the number and value of Units that may be granted in the future.

The Board of Directors unanimously recommends a vote “FOR” the approval of the W. R. Berkley Corporation 2009 Long-Term Incentive Plan.

APPROVAL OF THE W. R. BERKLEY CORPORATION
2009 DIRECTORS STOCK PLAN

The Board submits to the stockholders for approval the W. R. Berkley Corporation 2009 Directors Stock Plan (the “Directors Plan”). The purpose of the Directors Plan is to provide a means to recruit and retain highly qualified individuals to serve as members of the Company’s Board of Directors. The following is a summary of the material features of the Directors Plan, and is qualified in its entirety by the complete text of the Directors Plan, filed along with this proxy statement.

General

The Directors Plan allows for the grant of shares of the Company’s common stock and other stock-based awards to members of the Board.

Eligibility

Participation in the Directors Plan is limited to members of the Board. Accordingly, the number of executive officers eligible to participate in the Directors Plan is two. The number of non-executive directors that will be eligible to participate in the Directors Plan immediately after the Company’s 2009 Annual Meeting is seven.

Shares Reserved

One hundred fifty thousand (150,000) shares of the Company’s common stock have been reserved for issuance under the Directors Plan. The shares subject to the Directors Plan are authorized but unissued shares or treasury shares. The Board may adjust the number and kind of shares to which awards are subject, and/or the automatic grant formula set forth in the Directors Plan, in the event of certain changes in capitalization of the Company, including mergers, reorganizations, recapitalizations, consolidations, stock dividends and splits, spin-offs, split-ups, and certain distributions of cash, securities, or other property.

Awards

Automatic Grants:  Pursuant to the Directors Plan, on the date of each Annual Meeting, each Board member who continues to serve on the Board following such Annual Meeting will receive an automatic grant of 2,000 shares, which will be fully vested on the grant date. Each grantee will have all rights of a stockholder, including the right to receive dividends, with respect to such shares.

Discretionary Awards:  Pursuant to the Directors Plan, the Board is authorized to make discretionary awards to its members. Awards under the Directors Plan may consist of grants of shares, stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock, or any other stock-based award. The terms and conditions of each award shall be determined by the Board and may be set forth in an award agreement.

Administration, Termination and Amendment

The Directors Plan will be administered by the Board, which will have the authority to: (i) exercise all of the powers granted to it under the Directors Plan, (ii) revise the automatic grant formula set forth in the Directors Plan, (iii) make discretionary awards under the Directors Plan, (iv) construe, interpret and implement the Directors Plan, (v) prescribe, amend, and rescind rules and regulations relating to the Directors Plan, (vi) make all determinations necessary in administering the Directors Plan, and (vii) correct any defect, supply any omission, and reconcile any inconsistency in the Directors Plan. The Board may amend, suspend or terminate the Directors Plan at any time, provided that any amendment for which stockholder approval is required will not become effective until such approval is obtained.

New Plan Benefits

As noted above, at the Company’s 2009 Annual Meeting each continuing member of the Board will receive an automatic annual grant of 2,000 shares of common stock under the Directors Plan, which are disclosed in the tabular format below. The Board may also grant awards under the Directors Plan in its sole discretion. Because the Company cannot forecast the extent of discretionary awards that will be made in the future, the Company has omitted the tabular disclosure relating to the grant of discretionary awards under the Plan. The following is a summary of grants expected to be made on May 19, 2009:

Name and Position	Dollar Value ($)	Number of Units

William R. Berkley	N/A	2,000
Chairman of the Board and Chief Executive Officer
W. Robert Berkley, Jr.	N/A	2,000
Executive Vice President and Director
Executive Group	N/A	4,000
Non-Executive Director Group	N/A	14,000
Non-Executive Officer Employee Group	N/A	N/A

The Board of Directors unanimously recommends a vote “FOR” the approval of the W. R. Berkley Corporation 2009 Directors Stock Plan.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been appointed by the Board of Directors as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2009. The appointment of this firm was recommended to the Board by the Audit Committee. The Board is submitting this matter to a vote of stockholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified, the Board will reconsider its action and will appoint auditors for the 2009 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders.

It is expected that representatives of KPMG LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP.

Audit and Non-Audit Fees

The aggregate amount of the fees billed or expected to be billed by KPMG for its professional services provided in 2008 and 2007 were as follows:

Type of Fees	2008 ($)	2007 ($)

Audit Fees(1)	6,173,100	5,335,546
Audit-Related Fees(2)	152,850	140,101
Tax Fees(3)	107,700	86,330
All Other Fees	—	—

Total Fees	6,433,650	5,561,977

(1)	Audit fees consist of fees the Company paid to KPMG for professional services for the audit of the Company’s consolidated financial statements included in its Form 10-K and review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements and public offerings of securities.

(2)	Fees associated with a SAS 70 review, actuarial services and the audit of health and benefit plans.

(3)	Tax fees consist of fees for tax consultations and tax compliance services.

Pre-Approval Policies

Consistent with SEC policies regarding auditor independence, the Audit Committee has adopted a policy regarding the pre-approval of services of the Company’s independent auditors. Pursuant to this policy, such services may be generally pre-approved on an annual basis; other services, or services exceeding the pre-approved cost levels, must be specifically pre-approved by the Audit Committee. The Audit Committee may also delegate pre-approval authority to one or more of its members. All of such fees for 2008 were approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

To the Board of Directors of W. R. Berkley Corporation:

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP, our Company’s independent registered public accounting firm for 2008, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2008 and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as currently in effect (Communication With Audit Committees). KPMG has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and the Audit Committee has discussed with KPMG that firm’s independence. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to the Company and its affiliates are compatible with KPMG’s independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in our Annual Report on Form 10-K for 2008. The Audit Committee has selected, and the Board of Directors has ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Audit Committee

Mark L. Shapiro, Chairman
Ronald E. Blaylock
George G. Daly

April 14, 2009

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS TO COME BEFORE THE MEETING

Management is not aware of any matters to come before the Annual Meeting other than as set forth above. However, since matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated therein and in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and ten-percent stockholders were complied with during the fiscal year ended December 31, 2008.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2010 ANNUAL MEETING

It is anticipated that the next Annual Meeting of Stockholders after the one scheduled for May 19, 2009 will be held on or about May 18, 2010. The Company’s By-Laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting of Stockholders, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting of Stockholders to be held in 2010 no earlier than February 18, 2010 and no later than March 22, 2010. A copy of the applicable provisions of the By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

Since the Company did not receive notice of any stockholder proposal for the 2009 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

In addition to the foregoing, and in accordance with the rules of the Securities and Exchange Commission, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2010, such proposal must be received by the Secretary of the Company by December 18, 2009 in the form required under and subject to the other requirements of the applicable rules of the Securities and Exchange Commission. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

The Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (ii) Corporate Governance Guidelines; (iii) Statement of Business Ethics; (iv) Statement of Business Ethics for the Board of Directors; (v) Code of Ethics for Senior Financial Officers; (vi) Audit Committee Charter; (vii) Compensation Committee Charter; and (viii) Nominating and Corporate Governance Committee Charter are available on our website at www.wrberkley.com and are also available without charge to any stockholder of the Company who requests a copy in writing. Requests for copies of any or all of these documents should be directed to the Secretary, W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830.

By Order of the Board of Directors,

William R. Berkley
Chairman of the Board and
Chief Executive Officer

ANNEX A

2009 Long-Term Incentive Plan

W. R. Berkley Corporation

EFFECTIVE JANUARY 1, 2009

W. R. Berkley Corporation
2009 Long-Term Incentive Plan

ARTICLE 1.

Establishment, Purpose, and Duration

1.1 Establishment.  W. R. Berkley Corporation, a Delaware corporation (hereinafter referred to as the “Company”), establishes a long-term incentive plan to be known as the W. R. Berkley Corporation 2009 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Performance Units whose payout in cash depends on the long-term performance of the Company and/or Participants during a Performance Period.

The Plan shall become effective on January 1, 2009 (the “Effective Date”) subject to approval by the Company’s shareholders at its annual meeting to be held on May 19, 2009. The Plan, if so approved, shall remain in effect as provided in Section 1.3 hereof. If not so approved, the Plan and any Awards granted under the Plan shall be null and void, ab initio.

1.2 Purpose of the Plan.  The primary purposes of the Plan are to (a) encourage teamwork among Participants to help achieve the Company’s long-term goals; (b) reward performance with pay that varies in relation to the Company’s and/or Participant’s performance; and (c) provide a means through which the Company may attract, motivate, and retain individuals who can assist the Company in achieving its long-term goals. The Company intends that compensation payable under the Plan will qualify for deduction under Code Section 162(m).

1.3 Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate five (5) years from the Effective Date. After the Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall mean an “Affiliate” of the Company as such term is defined in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Annual Award Limit” has the meaning set forth in Article 4.

2.3 “Award” means a grant of one or more Performance Units under Article 6.

2.4 “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Change of Control” shall have the meaning ascribed thereto in the Company’s 2003 Stock Incentive Plan.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board and, when determining Awards intended to be Performance-Based Compensation for Covered Employees and making other determinations with respect to such Awards for Covered Employees hereunder, shall consist of only “outside directors” within the meaning of Code Section 162(m) and the regulations promulgated thereunder, or any successor statute.

2.9 “Company” means W. R. Berkley Corporation, a Delaware corporation, and any successor thereto as provided in Article 14 herein.

2.10 “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated thereunder, or any successor statute.

2.11 “Director” means any individual who is a member of the Board.

2.12 “Effective Date” has the meaning set forth in Section 1.1.

2.13 “Employee” means any employee of the Company, an Affiliate, and/or a Subsidiary.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

2.15 “Insider” shall mean an individual who has been determined by the Company to be an “insider” for purposes of Section 16 of the Exchange Act.

2.16 “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.17 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.18 “Performance Measures” means measures as described in Article 7 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.19 “Performance Period” means the period of time, which must be greater than a Plan Year but no longer than five years, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.20 “Performance Unit” means an Award granted to a Participant, as described in Article 6.

2.21 “Plan” means the W. R. Berkley Corporation 2009 Long-Term Incentive Plan.

2.22 “Plan Year” means the Company’s fiscal year.

2.23 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

ARTICLE 3.

Administration

3.1 General.  The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, and valuations of any such persons. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present at a meeting at which a quorum is present, and all actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, granting Awards, establishing all Award terms and conditions, including the number of Performance Units subject to each Award and/or the amount and value and/or maximum value for each Award, as applicable, and such other terms and conditions as set forth in Award Agreements, and subject to Article 12, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, an Affiliate, or a Subsidiary operates.

3.3 Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or a Subsidiary or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee can: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is an Insider and/or a Covered Employee; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4.

Annual Award Limit

Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the maximum aggregate amount awarded or credited with respect to Awards to any one Covered Employee in any one Plan Year may not exceed ten million dollars ($10,000,000) (“Annual Award Limit”), plus the amount of the Covered Employee’s unused applicable Annual Award Limit as of the close of the previous Plan Year.

ARTICLE 5.

Eligibility and Participation

5.1 Eligibility.  Individuals eligible to participate in this Plan include all Employees.

5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Employees those to whom Awards shall be granted. Only those Employees selected by the Committee to receive an Award shall be granted an Award and become a Participant.

ARTICLE 6.

Performance Units

6.1 Grant of Performance Units.  Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

6.2 Value of Performance Units.  Each Performance Unit shall have an initial value, which may be zero, that is established by the Committee at the time of grant. The Committee shall set performance goals for a Performance Period in its discretion which, depending on the extent to which they are met, will determine the value of Performance Units that will be paid out to the Participant.

6.3 Earning of Performance Units.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the value and number of Performance Units earned by the Participant over the Performance Period, which value and number shall be determined as a function of the extent to which the corresponding performance goals have been achieved and may also be based on a Participant’s continued employment.

6.4 Form and Timing of Payment of Performance Units.  Payment of earned Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, earned Performance Units shall be paid in cash equal to the value of the earned Performance Units as soon as practicable after the end of the Performance Period or as otherwise set forth in the Award Agreement.

6.5 Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, the extent to which such Performance Units shall be forfeited and the extent to which the value of any Performance Units will be paid out in cash to the Participant at or following termination of the Participant’s employment with the Company, and all Affiliates and Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

6.6 Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than to a designated beneficiary upon death, by will, or by the laws of descent and distribution.

ARTICLE 7.

Performance Measures

7.1 Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 7, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net income or operating income;

(b) Net income per share or operating income per share;

(c) Aggregate or per-share book value or adjusted book value;

(d) Written premiums (net or gross);

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or premiums);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g) Combined ratios;

(h) EVA(R);

(i) Share price (including, but not limited to, growth measures and total shareholder return); and

(j) Increase in or maintenance of the Company’s market share.

Any one or more Performance Measures may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, or by comparison with the performance of one or more comparison companies or business units, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Measure (i) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 7.

The Committee may base performance goals on other Performance Measures not listed above for Awards granted to individuals other than Covered Employees. The Performance Measures for any particular Award shall be set forth in the applicable Award Agreement as determined by the Committee and need not be uniform among Participants.

7.2 Evaluation of Performance.  The Committee may provide in any such Award that any calculation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs or impairments, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) reorganization and restructuring programs, (e) extraordinary items pursuant to GAAP and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) stock repurchases and imputed income on stock repurchases. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

7.3 Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation and that are held by Covered Employees may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formulary or discretionary basis or any combination thereof, as the Committee determines.

7.4 Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 7.1.

ARTICLE 8.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall become effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, earned benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 9.

Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or performance goals with respect to Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 10.

Rights of Participants

10.1 Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, an Affiliate, or a Subsidiary to terminate any Participant’s employment any time or for any reason not prohibited by law, or confer upon any Participant any right to continue his or her employment for any specified period of time.

Neither an Award hereunder nor the Plan nor any benefits arising under this Plan shall constitute an employment contract between the Participant and the Company, an Affiliate, or a Subsidiary and, accordingly, shall not restrict or prohibit the Company, an Affiliate, or a Subsidiary from terminating such Participant’s employment at any time and for any reason.

10.2 Participation.  No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

ARTICLE 11.

Change of Control

Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, the treatment of any outstanding Awards shall be governed by the provisions of the applicable Award Agreements.

ARTICLE 12.

Amendment, Modification, Suspension, and Termination

12.1 Amendment, Modification, Suspension, and Termination.  Subject to Section 12.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

12.2 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary but subject to Section 7.3 herein, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 13.

Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

ARTICLE 14.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15.

General Provisions

15.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, an Affiliate, and/or a Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliates, and/or any Subsidiaries.

(b) Any amounts payable to Participants under this Plan shall be subject to forfeiture as and to the extent provided in Section 304 of the Sarbanes-Oxley Act of 2002 or other applicable law.

15.2 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.3 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.4 Requirements of Law.  The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.5 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, a Subsidiary, or an Affiliate may make to aid the Company in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind (other than a rabbi trust, as described below, if instituted), or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as determined by the Committee, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts; provided, however, that the Company may establish a grantor trust within the meaning of IRS Revenue Procedure 92-64 (a “rabbi trust”) and fund such trust for the purpose of providing payments when due hereunder.

15.6 Retirement and Welfare Plans.  Neither Awards made under the Plan nor cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

15.7 Nonexclusivity of the Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

15.8 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

15.9 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts and choice of law rules or principles that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

ANNEX B

W. R. BERKLEY CORPORATION

2009 DIRECTORS STOCK PLAN

SECTION 1.  PURPOSE.  The purpose of the W. R. Berkley Corporation (the “Company”) 2009 Directors Stock Plan (the “Plan”) is to (i) provide a means to recruit highly qualified individuals to join the Company’s Board of Directors (the “Board”) and (ii) encourage Board members to remain in the service of the Company.

SECTION 2.  ELIGIBILITY.  Members of the Board (a “Participant or Participants”) may be granted awards pursuant to the provisions of the Plan. Any Participant who terminates service as a director of the Company shall automatically cease participation in the Plan as of the date of his or her termination (a “Former Participant”). A Former Participant shall automatically resume participation in the Plan if, and as of the date when, he or she resumes service as a director of the Company.

SECTION 3.  ADMINISTRATION.

3.1. The Board.  The Plan shall be administered by the Board.

3.2. Board Authority.  The Board shall have the authority to: (i) exercise all of the powers granted to it under the Plan, (ii) revise the automatic grant formula set forth in Section 6 herein, (iii) make discretionary awards under the Plan as it deems appropriate, (iv) construe, interpret and implement the Plan, (v) prescribe, amend and rescind rules and regulations relating to the Plan, (vi) make all determinations necessary in administering the Plan, and (vii) correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

3.3. Binding Determinations.  The determination of the Board on all matters within its authority relating to the Plan shall be conclusive.

3.4. No Liability.  No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

SECTION 4.  SHARES SUBJECT TO PLAN.

4.1. Shares.  Awards under the Plan shall be for shares of common stock of the Company, par value $.20 per share, and any other shares into which such shares shall thereafter be changed by reason of merger, reorganization, recapitalization, consolidation, split-up, combination of shares, or similar event as set forth in and in accordance with this Section 4 (“Shares”).

4.2. Shares Available for Awards.  Subject to Section 4.3 (relating to adjustments upon changes in capitalization), the total number of Shares with respect to which awards may be granted under the Plan shall not exceed 150,000. Shares granted under the Plan may be authorized and unissued shares or treasury shares.

4.3. Adjustments upon Certain Changes.  In the event of any merger reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, stock split, spin-off, split-up, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Shares, the Board shall substitute or adjust the aggregate number of Shares reserved for issuance under the Plan and subject to outstanding awards (as appropriate) and/or the automatic grant formula set forth in Section 6 herein, as appropriate, in such manner as it determines to be equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan.

4.4. Share Counting Rules.  The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an award. To the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of Shares to which the award related, the canceled, forfeited, or undelivered Shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an award and Shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute Shares not delivered to the Participant and shall be deemed to again be available for awards under the Plan.

SECTION 5.  AWARDS UNDER THE PLAN.  The awards set forth in Section 6 herein shall be automatically granted without any further action on the part of the Board. The Board may amend the automatic grant formula set forth in Section 6 herein to provide for a different number of Shares, a different formula and/or a different type of award. In addition, the Board may grant discretionary awards to members of the Board as it determines appropriate. Awards under the Plan may consist of grants of Shares, stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock or any other award that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to Shares, as determined by the Board in its sole discretion. Except as otherwise provided herein, the terms and conditions of each award shall be determined by the Board and may be set forth in an award agreement.

SECTION 6.  DIRECTORS SHARES.

6.1. In General.  Each Participant will receive a portion of his or her annual fee for service as a director of the Company in the form of an award of Shares.

6.2. Automatic Grant of Director Shares.  Each year, on the date of each annual meeting of the Company’s stockholders after the Effective Date, each Participant who shall continue to serve as a director of the Company after the date of such annual meeting shall automatically be granted an award of 2000 Shares (the “Director Shares”).

6.3. Vesting.  All Director Shares shall be fully (100%) vested on the grant date of such awards.

6.4. Stockholder Rights.  A Participant shall have the right to receive dividends and all other rights of a stockholder with respect to awards of Director Shares.

SECTION 7.  WITHHOLDING TAX.  The Company shall be entitled to require as a condition of delivery of any Shares that the Participant remit an amount sufficient to satisfy all federal, state, local and other governmental withholding tax requirements related thereto (if any). Alternatively, the Company may withhold the number of Shares having an aggregate fair market value on the date of grant, vesting, exercise or settlement (as appropriate) equal to the aggregate amount of withholding taxes; provided, however, that the aggregate fair market value of the number of Shares that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such award.

SECTION 8.  PLAN AMENDMENTS AND TERMINATION.  The Board may suspend or terminate the Plan at any time and may amend it at any time and from time to time, in whole or in part, provided, that any amendment for which stockholder approval is required by law shall not be effective until such approval has been obtained.

SECTION 9.  MISCELLANEOUS.

9.1. Listing, Registration and Legal Compliance.  If the Board shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Board. The term “Consent” as used herein with respect to any Plan Action means (i) the listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representations by the recipient of an award with respect to the disposition of Shares or with respect to any other matter, which the Board shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

9.2. Right of Discharge Reserved.  Nothing in the Plan shall confer upon any Participant the right to serve as a director of the Company or affect any right that the Company or any Participant may have to terminate the service of such Participant.

SECTION 10.  GOVERNING LAW.  The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflicts of laws.

SECTION 11.  NOTICES.  All notices and other communications hereunder shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, at its principal corporate headquarters, Attention: General Counsel, with a copy to the attention of the Secretary of the Company at the same address and (b) to a Participant, at the Participant’s principal residential address last furnished to the Company. Either party may, by written notice, change the address to which notice to such party is to be given.

SECTION 12.  SECTION HEADINGS.  The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said Sections.

SECTION 13.  EFFECTIVE DATE.  The effective date of the Plan (the “Effective Date”) shall be March 1, 2009, subject to approval by the Company’s stockholders at the Company’s annual meeting to be held on May 19, 2009.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

This proxy when properly executed will be Voted in the manner Directed herein by the undersigned Stockholder. If no direction is made, this proxy will be Voted FOR Proposals 1, 2, 3 and 4.

1. Election of directors: 01 William R. Berkley
02 George G. Daly

☐ FOR both nominees listed except as marked to the contrary below ☐ WITHHOLD AUTHORITY to vote for both nominees listed

(Instruction: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. To approve the W. R. Berkley Corporation 2009 Directors Stock Plan ☐ For ☐ Against ☐ Abstain

4. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for W. R. Berkley Corporation for the fiscal year ending December 31, 2009 ☐ For ☐ Against ☐ Abstain

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change? Mark Box ☐ Indicate changes below:

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2009 Annual Meeting and the Annual Report for the fiscal year ended December 31, 2008. DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

Date ____________________

Signature(s) in Box

Please sign your name or names exactly as printed opposite. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Joint owners should each sign. DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

TOVOTEBYMAILASTHEBOARDOFDIRECTORSRECOMMENDSONALLITEMSBELOW,SIMPLY SIGN,DATE,ANDRETURNTHISPROXYCARD. Pleasedetachhere ThisproxywhenproperlyexecutedwillbeVotedinthemannerDirectedhereinbythe undersignedStockholder.Ifnodirectionismade,thisproxywillbeVotedFORProposals1, 2,3and4. 1.Electionofdirectors:01WilliamR.BerkleyFORbothnomineesWITHHOLDAUTHORITY 02GeorgeG.Dalylistedexceptasmarkedtovoteforbothnominees tothecontrarybelowlisted (Instruction:Towithholdauthoritytovoteforany indicatednominee,writethenumber(s)ofthe nominee(s)intheboxprovidedtotheright.) 2.ToapprovetheW.R.BerkleyCorporation2009Long-TermIncentivePlanCDForCDAgainstCDAbstain 3.ToapprovetheW.R.BerkleyCorporation2009DirectorsStockPlanCDForCDAgainstCDAbstain 4.ToratifytheappointmentofKPMGLLPastheindependentregisteredpublicaccount-IForAaainstAbstain ingfirmforW.R.BerkleyCorporationforthefiscalyearendingDecember31,2009 addresschance?markboxTheundersignedherebyacknowledgesreceiptoftheNoticeofAnnualMeeting AddressChange?MarkBOXIndicateChangesbelow:andProxystatementforthe2009AnnualMeetingandtheAnnualReportfor thefiscalyearendedDecember31,2008. DATE,SIGNANDMAILPROMPTLYINTHE ENCLOSEDENVELOPE. Date Signature(s)inBox Pleasesignyournameornamesexactly asprintedopposite.Whensigningas attorney,executor,administrator, trustee,guardianorcorporate officer,pleasegiveyourfulltitle assuch.Jointownersshouldeach sign.DATE,SIGNANDMAILPROMPTLYIN THEENCLOSEDENVELOPE.

W. R. BERKLEY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 19, 2009
1:00 p.m.

proxy

The undersigned stockholder of W. R. BERKLEY CORPORATION hereby appoints EUGENE G. BALLARD and IRA S. LEDERMAN, and either of them, the true and lawful agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on May 19, 2009 at 1:00 p.m., and at any adjournment of such meeting.

(Continued, and to be marked, dated and signed, on the other side)

See reverse for voting instructions.

W.R.BERKLEYCORPORATIONANNUALMEETINGOFSTOCKHOLDERS Tuesday,May19,20091:00p.m. W.R.BERKLEYCORPORATION 475SteamboatRoadGreenwich,Connecticut06830 W.R.BerkleyCorporation 475SteamboatRoad Greenwich,Connecticut06830pTOXy ThisproxyissolicitedonbehalfoftheBoardofDirectorsofW.R.BerkleyCorporation TheundersignedstockholderofW.R.BERKLEYCORPORATIONherebyappointsEUGENEG.BALLARDandIRA S.LEDERMAN,andeitherofthem,thetrueandlawfulagentsandproxiesoftheundersigned,with fullpowerofsubstitutiontoeachofthem,tovoteallsharesofcommonstockwhichthe undersignedmaybeentitledtovoteattheAnnualMeetingofStockholderstobeheldatthe executiveofficesoftheCompany,475SteamboatRoad,Greenwich,Connecticut,onMay19,2009at 1:00p.m.,andatanyadjournmentofsuchmeeting. Importantnoticeregardingtheavailabilityofproxymaterialsforthe2009AnnualMeetingof StockholderstobeheldonMay19,2009. TheProxyStatementandAnnualReportforthefiscalyearendedDecember31,2008areavailable freeofchargeonourwebsiteathttp://ir.wrberkley.com/annuals.cfm. (Continued,andtobemarked,datedandsigned,ontheotherside) Seereverseforvotinginstructions.